                                                              Exhibit 10.1



2/11/97

                               CREDIT AGREEMENT

                                    BETWEEN

                              THE O'GARA COMPANY

                           O'GARA-HESS & EISENHARDT
                               ARMORING COMPANY

                        O'GARA SATELLITE NETWORKS, INC.

                      O'GARA SATELLITE NETWORKS LIMITED,

                                   BORROWERS

                                      AND

                             THE FIFTH THIRD BANK

                            LASALLE NATIONAL BANK,

                                    LENDERS

                                      AND

                             THE FIFTH THIRD BANK,

                                   AS AGENT

                            DATED FEBRUARY 11, 1997


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


                               TABLE OF CONTENTS

                                                                                        Page

Section 1.   Definitions..................................................................1

Section 2.   Loans........................................................................1
             2.1.     Revolving Credit Loans.  ...........................................1
             2.2.     Term Loan.   .......................................................3
             2.3.     Fees................................................................5
             2.4.     Interest............................................................5
             2.5.     Applicable Margins..................................................7
             2.6.     Commercial Letter of Credit Facility................................8
             2.7.     IRB Letter of Credit................................................9
             2.8.     Letter of Credit Costs.............................................10
             2.9.     Actions Relating to the Letter of Credit Liability of Banks........10
             2.10.    Letter of Credit Indemnification...................................11
             2.11.    Increased Costs, Etc...............................................11
             2.12.    Payments...........................................................12
             2.13.    Maximum Interest Rate..............................................12
             2.14.    Joint and Several Liability; Parent as Agent.......................13
             2.15.    Defaulting Bank....................................................15

Section 3.   Representations And Warranties..............................................15
             3.1.     Organization and Qualification.....................................15
             3.2.     Due Authorization..................................................15
             3.3.     Litigation.........................................................15
             3.4.     Margin Stock.......................................................15
             3.5.     Business...........................................................16
             3.6.     Licenses, etc......................................................16
             3.7.     Laws and Taxes.....................................................16
             3.8.     Financial Condition................................................16
             3.9.     Title..............................................................16
             3.10.    Defaults...........................................................17
             3.11.    Environmental Laws.................................................17
             3.12.    Subsidiaries and Partnerships......................................18
             3.13.    ERISA..............................................................18
             3.14.    Solvency...........................................................18

Section 4.   Affirmative Covenants.......................................................18
             4.1.     Books and Records..................................................18
             4.2.     Financial Statements...............................................18
             4.3.     Condition and Repair...............................................20



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
             4.4.     Insurance..........................................................20
             4.5.     Taxes..............................................................20
             4.6.     Existence; Business................................................21
             4.7.     Compliance with Laws...............................................21
             4.8.     Notice of Default..................................................21
             4.9.     Costs..............................................................21
             4.10.    Depository/Banking Services........................................21
             4.11.    Other Amounts Deemed Loans.........................................22
             4.12.    French Documents...................................................22
             4.13.    Next Destination...................................................22
             4.14.    Life Insurance.....................................................22

Section 5.   Negative Covenants..........................................................22
             5.1.     Prepayments........................................................22
             5.2.     Pledge or Encumbrance of Assets....................................22
             5.3.     Guarantees and Loans...............................................23
             5.4.     Merger; Disposition of Assets......................................23
             5.5.     Transactions with Affiliates.......................................23
             5.6.     Investments........................................................23
             5.7.     Foreign Investments................................................23
             5.8.     Indebtedness to Tangible Net Worth.................................23
             5.9.     Tangible Net Worth.................................................24
             5.10.    Debt Service Coverage Ratio........................................24
             5.11.    Current Ratio......................................................24
             5.12.    Cash Flow Coverage.................................................24
             5.13.    Indebtedness. .....................................................24
             5.14.    Capital Expenditures...............................................25
             5.15.    Dividends.  .......................................................24
             5.16.    Interest Rate Protection...........................................24

Section 6.   Events of Default and Remedies..............................................25
             6.1.     Events of Default..................................................25
             6.2.     Remedies...........................................................27
             6.3.     Setoff.............................................................27
             6.4.     Default Rate.......................................................28
             6.5.     Late Payment Penalty...............................................28
             6.6.     No Remedy Exclusive................................................28
             6.7.     Effect of Termination..............................................28

Section 7.   Conditions Precedent........................................................28
             7.1.     Conditions to Initial Loans........................................28
             7.2.     Conditions to Each Revolving Loan..................................29



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
Section 8.   Agent.......................................................................30
             8.1.     Appointment........................................................30
             8.2.     Delegation of Duties. .............................................30
             8.3.     Exculpatory Provisions.............................................30
             8.4.     Reliance by Agent..................................................31
             8.5.     Notice of Default..................................................31
             8.6.     Non-Reliance on Agent and Other Banks..............................31
             8.7.     Indemnification....................................................32
             8.8.     Agent in Its Individual Capacity...................................33
             8.9.     Successor Agent....................................................33
             8.10.    Amendments and Waivers.............................................33
             8.11.    Setoff; Sharing....................................................34
             8.12.    Enforcement........................................................35

Section 9.   Miscellaneous Provisions....................................................35
             9.1.     Miscellaneous......................................................35
             9.2.     Waiver by Borrower.................................................35
             9.3.     Binding Effect.....................................................35
             9.4.     Security...........................................................35
             9.5.     Survival...........................................................35
             9.6.     Delay or Omission..................................................36
             9.7.     Notices............................................................36
             9.8.     No Partnership.....................................................36
             9.9.     Indemnification....................................................36
             9.10.    Setoff.............................................................37
             9.11.    Taxes and Fees.....................................................37
             9.12.    Expenses of Agent and Banks........................................37
             9.13.    Governing Law; Jurisdiction........................................37
             9.14.    Confession of Judgment.............................................38

EXHIBIT 1             DEFINITIONS........................................................42

EXHIBIT 2.1           FORM OF REVOLVING NOTE.............................................50

EXHIBIT 2.2           FORM OF TERM NOTE..................................................53

EXHIBIT 2.4           BORROWING CONFIRMATION.............................................56

EXHIBIT 2.6           FORM OF LETTER OF CREDIT NOTE......................................57

EXHIBIT 3.3           LITIGATION.........................................................61

EXHIBIT 3.9           LIENS..............................................................62



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
EXHIBIT 3.12          SUBSIDIARIES AND PARTNERSHIPS......................................70

EXHIBIT 7.1(b)        CERTIFICATE OF BORROWER............................................72

EXHIBIT 7.1(c)        OPINION OF COUNSEL FOR BORROWER....................................74

EXHIBIT 7.2           COLLATERAL REPORT..................................................76

EXHIBIT 8.5           SECURITY AGREEMENT.................................................78

SCHEDULE I            SPECIFIC REPRESENTATIONS...........................................87




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                               CREDIT AGREEMENT

         This Credit Agreement (the "Agreement") is entered into as of February 11, 1997 between THE O'GARA COMPANY, an Ohio corporation ("Parent"), O'GARA-HESS & EISENHARDT ARMORING COMPANY, a Delaware corporation ("Armoring"), O'GARA SATELLITE NETWORKS, INC., a Delaware corporation ("Satellite"), O'GARA SATELLITE NETWORKS LIMITED, an Irish corporation ("Irish") (collectively, the "Borrowers" and individually a "Borrower"), and THE FIFTH THIRD BANK, an Ohio banking corporation ("Fifth Third"), and LASALLE NATIONAL BANK, a national banking association ("LaSalle") (Fifth Third and LaSalle are collectively referred to as "Banks" and individually as a "Bank"), and THE FIFTH THIRD BANK, as agent for the Banks ("Agent").

Section 1.        DEFINITIONS.

                  Certain capitalized terms have the meanings set forth on
Exhibit 1 hereto or in the Security Agreement. All financial terms used in this Agreement but not defined on Exhibit 1 or in the Security Agreement have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2.        LOANS.

                  2.1.     REVOLVING CREDIT LOANS.

                           (a) Subject to the terms and conditions hereof, each
Bank severally hereby extends to Borrowers a line of credit facility (the "Revolving Credit Facility") under which Banks will make loans (the "Revolving Loans") to Borrowers at Parent's request and direction from time to time during the term of this Agreement in an amount up to the lesser of: (i) $12,000,000 or
(ii) the sum of seventy percent (70%) of the net amount of Eligible Accounts plus 40% of Eligible Inventory. Borrowers may borrow, prepay (without penalty or charge), and reborrow under the Revolving Credit Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Revolving Credit Facility will not exceed the limits set forth in this clause
(a). If the principal amount of Revolving Loans outstanding at any time under the Revolving Credit Facility exceeds the limit set forth in this clause (a), Borrowers will immediately upon receiving notice thereof from Agent pay the amount of such excess to Agent in cash. In the event Borrowers fail to promptly pay such excess, any Bank may, in its discretion, setoff such amount against any Borrower's accounts at such Bank. Banks will make Revolving Loans by crediting the amount thereof to either Parent's account at Agent or such account at Agent of any other Borrower as directed by Parent.

                           (b) (i) Subject to Section 2.1(f) hereof, Parent may
request Revolving Loans on any Monday or Thursday that is a Business Day (or the next Business Day if such Monday or Thursday is not a Business Day) by giving the Agent irrevocable written notice on or before 11:00 a.m., prevailing Cincinnati, Ohio time, on such day. Each loan request shall specify (A) the requested borrowing date, which shall be a Business Day, and (B) the aggregate amount of such Loan. The Agent, promptly upon receipt of any loan request, shall give notice thereof to the Banks.

                                    (ii) Each Bank shall provide the Agent with
funds, on or before 4:00 p.m., prevailing Cincinnati, Ohio time, on each borrowing date in an amount equal to such Bank's pro-rata share of the requested Revolving Loans by transferring same day or immediately available funds to such account as the Agent shall specify from time to time by notice to the Banks. On the date requested in such notice, the Agent shall make available to the Borrowers, in immediately available funds, the proceeds of the Revolving Loans being made; PROVIDED, HOWEVER, that the Agent shall be obligated to make the proceeds of such Revolving Loans available only to the extent received by it from the Banks. No Bank's obligation to fund any Revolving Loan shall be affected by any other Bank's failure to fund any Revolving Loan.

                                    (iii)   In the event that the Agent remits
in same day or immediately available funds to any Bank its share of any payments to be made by any Borrower pursuant to this Agreement, the Revolving Note or the Term Note prior to the time when the Agent receives such payments from such Borrower, and such Borrower fails to make such payments when due, immediately upon receipt of notice from the Agent, such Bank shall repay directly to the Agent in same day or immediately available funds such amount as will equal the amount that such Borrower failed to pay together with interest thereon at a rate per annum equal to (A) if paid within one Business Day, the overnight Federal Funds Rate, or (B) if not paid within one Business Day, the Prime Rate as then in effect. In either case, the foregoing shall not be deemed to affect the obligation of such Borrowers to pay interest at the applicable rate provided herein.

                                    (iv)    If Agent advances to Borrowers any
portion of Revolving Loans requested by Parent before the corresponding amount has been received by Agent from the Banks which are to send such moneys to Agent, and Agent does not receive the corresponding amount from the relevant Bank when due, then the relevant Bank shall immediately pay such sum to Agent, with interest at the rate set forth in Section 2.15 hereof; and upon demand from Agent, Borrowers shall repay to Agent the amount not paid to Agent by such Bank, with interest at the rate applicable for Revolving Loans. If any Bank fails to make a Revolving Loan to be made by it hereunder, no other Bank shall be responsible for such failure or be required to advance such sum to Borrowers but such non-Defaulting Bank shall use its best efforts to obtain a substitute bank or participant.

                           (c)      On the date hereof and within twenty (20)
days after each month end thereafter, and as otherwise required by Agent, Parent shall deliver to Agent a Collateral Report in the form of Exhibit 7.2 hereto.

                           (d)      The Revolving Loan proceeds will be used
for:

                                    (i)        general corporate and working
                                               capital purposes;



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                                    (ii)    intercompany loans to any direct or
indirect Subsidiaries of a Borrower, including without limitation, O'Gara France, S.A., Labbe and the other companies to be directly or indirectly owed by O'Gara France, S.A. after completion of the Labbe Transaction (subject to the limitations contained in Section 5.7 of this Agreement); and

                                    (iii)   such other purposes as approved by
Agent in writing.

                           (e)      On the date hereof, Borrowers will duly
issue and deliver to each Bank a Revolving Note in the form of Exhibit 2.1 (collectively, the "Revolving Note"), in the principal amount of $6,000,000, bearing interest as specified in Section 2.4 of this Agreement.

                           (f)      The term of the Revolving Credit Facility
will expire on February 11, 1998, and the Revolving Note will become payable in full on that date. Borrowers may prepay the principal balance of the Revolving
Note in whole or part at any time.

                           (g)      So long as this Agreement is in effect,
Borrowers will pay to Agent for the pro-rata benefit of Banks an unused facility fee at an annual rate equal to one-quarter of one percent (.25%) of that portion of the Revolving Credit Facility that is not outstanding on each day (the "Unused Facility Fee"), which will be payable on the first (1st) day of each calendar month in arrears for the previous calendar month with a final payment due on the termination of this Agreement; provided, however, that the Unused Facility Fee shall be 0.375% for any period of time at which the Leverage Ratio exceeds 7.5:1.0.

                  2.2.     TERM LOAN.

                           (a)      Banks agree on the terms and conditions
hereinafter set forth, to make a term loan (the "Term Loan") to Borrowers on the date of this Agreement (or such later date in one lump sum as specified by Parent) in the principal sum of Sixteen Million Thousand Dollars ($16,000,000). Borrowers' obligation to repay the Term Loan shall be evidenced by their two promissory notes (collectively, the "Term Note") in the principal amount of Eight Million Dollars ($8,000,000.00) each in substantially the form of Exhibit
2.2 hereto. The Term Note shall be dated the date of this Agreement. The principal amount of the Term Note will be payable in 20 quarterly installments, due on the 1st day of each quarter as set forth below in Section 2.2(b).

                           (b)      The aggregate principal amount of the Term
Loan shall be paid as follows:

         PAYMENT DATE                      AMOUNT
     ---------------------         --------------------
         July 1, 1997                     $500,000
        October 1, 1997                   $500,000
        January 1, 1998                   $750,000


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         PAYMENT DATE                        AMOUNT
     -----------------------       -----------------------
         April 1, 1998                      $750,000
         July 1, 1998                       $750,000

        October 1, 1998                     $750,000
        January 1, 1999                     $750,000
         April 1, 1999                      $750,000
         July 1, 1999                       $750,000

        October 1, 1999                     $750,000
        January 1, 2000                     $750,000
         April 1, 2000                      $750,000
         July 1, 2000                       $875,000

        October 1, 2000                     $875,000
        January 1, 2001                     $875,000
         April 1, 2001                      $875,000
         July 1, 2001                     $1,000,000

        October 1, 2001                   $1,000,000
        January 1, 2002                   $2,000,000
                                          or the then unpaid
                                       principal balance of the
                                           Term Loan

                           (c)      On or prior to the later of the expiration
date for the then current Pricing Option for the Term Loan or the 105th day following the end of each fiscal year during which the Leverage Ratio was 2.5:1.0 or greater, Borrowers shall prepay principal of, the Term Loan in an amount equal to fifty percent (50%) the Excess Cash Flow for the Borrowers' then immediately preceding year. The principal amount of such prepayment shall be applied to the principal of the Term Loan, in inverse order of maturity.

                           (d)      Borrowers shall pay interest to Agent for
the benefit of Banks on the outstanding principal amount of the Term Loan at the applicable rate specified in Section 2.4 of this Agreement. Interest shall be calculated on the basis of a year of 360 days, and charged for the actual number of days elapsed. Interest shall be payable in immediately available funds at the principal office of Agent, on the date of each principal payment. After the occurrence of an Event of Default, the Term Loan shall bear interest until paid at a rate which shall be 6% above the rate that would otherwise be in effect; this provision does not constitute a waiver of any Events of Default or an agreement by Agent or any Bank to permit any late payments whatsoever.



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                           (e)      Borrowers may, upon at least 3 days' notice
to Agent, prepay the Term Loan in whole or in part with accrued interest on the amount prepaid, provided that each partial payment shall be in a principal amount of not less than Five Thousand Dollars ($5,000) and shall be applied to the principal installments of the Term Loan in the inverse order of their maturity.

                  2.3.     FEES.    In addition to the other fees set forth in
this Agreement, Borrowers shall pay the following:

                           (a)      Revolving Loans Commitment Fee:  On the
date hereof, Borrowers shall pay to Agent for the pro-rata benefit of Banks a nonrefundable closing fee of $240,000 as a commitment for the Revolving Loans.

                           (b)      Term Loan Commitment Fee:  On the date
hereof, Borrowers shall pay to Agent for the pro-rata benefit of Banks a nonrefundable closing fee of $60,000 as a commitment fee for the Term Loan.

                  2.4.     INTEREST.

                           (a)      Subject to the terms and conditions of this
Agreement, the Revolving Credit Loans and the Term Loan (collectively the "Pricing Loans") shall bear interest as follows:

                                    (i)     on amounts subject to a Pricing
Option, at an annual rate equal to the LIBOR Rate plus the Applicable LIBOR Margin; and

                                    (ii)    on amounts not subject to a Pricing
Option, at an annual rate equal to the Prime Rate plus the Applicable Prime Margin in effect on each date.

                           (b)      Subject to the terms and conditions of this
Agreement, Parent for the benefit of Borrowers may from time to time elect to have a Pricing Option apply to a portion of the principal amount of outstanding Pricing Loans, as specified by Parent, for a permissible LIBOR Interest Period specified by Parent. Parent shall make each such election by giving notice (which notice shall be irrevocable) to Agent, not later than 11:00 a.m. on the proposed date for Revolving Loans or part of the Term Loan not then subject to the Pricing Option, and not later than 11:00 a.m. on the third Business Day prior to the proposed date for Revolving Loans or part of the Term Loan then subject to a Pricing Option. Such notice shall specify the principal amount of the Revolving Loans then to be made on such date, the principal amount of the Term Loans (if any) subject to the notice and shall specify whether a Pricing Option is to apply to such Pricing Loans. The amount of the Revolving Loans subject to a Pricing Option to be made on any Borrowing Date shall be at least One Million 00/100 Dollars ($1,000,000.00). In addition, Parent shall send Agent a Borrowing Confirmation in the form of Exhibit 2.4 hereto within one Business Day after the date of each pricing.



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                    (c)   Parent's right to elect a Pricing Option for any
portion of outstanding Pricing Loans is subject to the following limitations:
(i) the total number of Pricing Options outstanding at any one time under this Agreement shall not exceed five; (ii) Parent may not elect a Pricing Option at a time when an Event of Default has occurred and has not been waived; (iii) no LIBOR Interest Period shall end later than the maturity date of the respective Note evidencing the borrowing of the relevant principal amount; (iv) the principal amount that can be subject to a Pricing Option is $1,000,000; and
(v) once a Pricing Option has been selected for a portion of the Pricing Loans, no other Pricing Option may apply to such portion until the expiration of the LIBOR Interest Period applicable to the first Pricing Option.

                    (d) Interest on the principal amount subject to a Pricing Option is payable on the last day of the relevant LIBOR Interest Period. Interest on the principal amount of Pricing Loans not subject to a Pricing Option is payable quarterly, commencing April 1, 1997 and on each July 1, October 1 and January 1 thereafter until maturity of the Pricing Loans. Agent and Borrowers shall attempt to procure a Pricing Option from the date hereof to and through April 1, 1997.

                    (e) Interest on the Pricing Loans shall be computed on the basis of a 360- day year and charged for the actual number of days involved.
The interest rate applicable to amounts not subject to any Pricing Option shall change automatically upon each change in the Prime Rate. Upon the occurrence of an Event of Default and until such Event of Default is waived, the Pricing Loans shall bear interest at the Borrower Default Rate; this provision does not constitute a waiver of any Event of Default or an agreement by Bank to permit any late payments whatsoever.

                    (f) Borrowers shall have the right to prepay the Pricing Loans in whole at any time, or in part from time to time, without premium or penalty, provided that, at any time when a Pricing Option is in effect, no prepayment of such portion of the principal amount of the Pricing Loans as is subject to such Pricing Option shall be made except on the last day of the applicable Interest Period unless an amount necessary to compensate a Bank for costs, losses and expenses resulting from such prepayment (as reasonably determined by such Bank) is paid by Borrowers to Agent. Each notice of prepayment shall be irrevocable and shall obligate Borrowers to prepay the amount stated therein on the date stated therein.

                    (g) Parent's right to elect a LIBOR Pricing Option shall be terminated automatically for such period that Eurodollar deposits which have a maturity corresponding to the proposed LIBOR Interest Period, in an amount equal to the amount requested by Borrowers to be subject to a LIBOR Pricing Option, are not readily available in the London Inter-Bank Eurocurrency Market, or for such period that, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period.

                    (h) Notwithstanding anything herein contained to the contrary, if at any time any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful, or any central



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bank or other governmental authority shall assert that it is unlawful, for a
Bank to fund or maintain its funding in Eurodollars of any portion of the principal amount of the Pricing Loans or otherwise to give effect to a Bank's obligations as contemplated hereby, (i) such Bank may by facsimile or other written notice thereof to Parent for the benefit of Borrowers declare such Bank's obligations in respect of the LIBOR Pricing Option to be terminated forthwith for the period that such Bank can no longer do LIBOR Options, and
(ii) all LIBOR Pricing Options then in effect shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the interest rate applicable to amounts to which no Pricing Option applies; and
(iii) Parent's right to elect LIBOR Pricing Options for Borrowers is terminated until Agent notifies Parent that Borrowers' right to elect LIBOR Pricing Options is reinstated.

           2.5.     APPLICABLE MARGINS.

                    (a) The Applicable LIBOR Margin and Applicable Prime Margin expressed as a percentage, in effect on any date shall be determined based on the higher of the Leverage Ratio (Section 5.8) and Cash Flow Coverage ("Cash Flow Coverage") (Section 5.12) of Parent on a consolidated basis (which shall be specified in the chart below and determined pursuant to clause (b) of this paragraph), as follows:

                  HIGHER OF                         APPLICABLE             APPLICABLE
   CASH FLOW COVERAGE       LEVERAGE RATIO          LIBOR MARGIN           PRIME MARGIN

2.0 or greater               7.5 or greater             3.50%                 1.25%
2.0 or greater                5.0 to 7.49               3.25%                 1.00%
1.5 to 1.99                   3.5 to 4.99               3.00%                 0.75%
1.0 to 1.49                   2.0 to 3.49               2.75%                 0.50%
 .99 or less                  less than 2.0              2.25%                 0.00%

                    (b) The Leverage Ratio and Cash Flow Coverage in effect on a certain date is determined by the Agent based upon the financial statements and Compliance Certificate delivered to the Agent pursuant to Section 4.2 hereof; provided, however, if such financial statements and Compliance Certificate are not delivered on a timely basis as provided in said Section 4.2, are not accurate and correct, or are not prepared in accordance with the financial statement and other requirements of this Agreement, then the Leverage Ratio and Cash Flow Coverage shall be recalculated by the Agent and determined by the Agent in its sole judgment. If the Leverage Ratio and Cash Flow Coverage as provided in Borrowers' financial statements and Compliance Certificate or as recalculated by the Agent requires a change in the Applicable Margin, the Applicable Prime Margin will change accordingly starting on the first day of the calendar quarter following Agent's receipt of such financial statements, and the Applicable LIBOR Margin will change accordingly effective for LIBOR Interest Periods that start on the first day of the calendar quarter following Agent's receipt of such financial statements. Notwithstanding the foregoing, the Applicable LIBOR



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



Margin in effect on the first day of the LIBOR Interest Period applicable to a Pricing Option shall remain in effect for such entire LIBOR Interest Period with respect to the amount of Pricing Loans subject to such Pricing Option.

                    (c) If there has been a miscalculation of the Leverage Ratio or Cash Flow Coverage or if any financial statements of Borrowers are later determined to have been incorrect, and if the Leverage Ratio and Cash Flow Coverage determined pursuant to the correct information would result in a greater amount owing by Borrowers for the relevant period than had been actually paid by Borrowers for such period, Borrowers shall pay to Agent for the benefit of the Banks upon demand, the difference between the amount actually paid for the relevant period and the amount owed based on the Leverage Ratio and Cash Flow Coverage as corrected determined pursuant to the correct information, together with interest on the amount owed at the Default Rate.

                    (d) If there has been any miscalculation of the Leverage Ratio or the Cash Flow Coverage, and if the Leverage Ratio and Cash Flow Coverage determined pursuant to such information would result in a lesser amount owing by Borrowers for the relevant period than had been actually paid by Borrowers for such period, Banks shall rebate or credit the difference to Borrowers between the amount actually paid for the relevant period and the amount owed based on the Leverage Ratio and Cash Flow Coverage as corrected or as determined pursuant to the changed information. However, interest will only be rebated or credited to Borrowers if the credit or rebate is based upon a clerical error and such claim is made to Agent within sixty (60) days of the date the interest is paid. For purposes of this clause (d), the calculations shall be presumed correct absent manifest error.

           2.6.     COMMERCIAL LETTER OF CREDIT FACILITY.

                    (a) Banks hereby grant to Borrowers a letter of credit facility (the "Commercial Letter of Credit Facility") under which a Borrower or any Subsidiaries may, from time to time and at Parent's request, obtain standby letters of credit and commercial letters of credit from the Issuing Bank (the "Commercial Letters of Credit" and individually a "Commercial Letter of Credit") in an aggregate amount not to exceed $4,000,000 outstanding at any one time (the "Commercial Letter of Credit Facility"). The Commercial Letters of Credit shall be in favor of such beneficiaries (collectively the "Beneficiaries" and each a "Beneficiary") and for such purposes as an authorized representative of such Borrower or Parent specifies, and provided that no Letters of Credit shall have a term one year beyond its date of issue.

                    (b) All advances to the holder of any Commercial Letter of Credit will be funded by advances under a Letter of Credit Note from Borrowers to the Issuing Bank in the form attached hereto as Exhibit 2.6 (the "Letter of Credit Note"). In the event that the Issuing Bank pays any amount under or on account of any Commercial Letter of Credit issued by it (the payment by the Issuing Bank under or on account of a Commercial Letter of Credit being herein called a "Draw"), a Revolving Loan by Banks shall be made to Borrowers in a total amount equal to the amount of such Draw to reimburse the Issuing Bank for such Draw which shall be evidenced by the

Revolving Note; provided, however, if the entire principal amount of the Revolving Loans is then outstanding, then the amount of such Draw shall be evidenced as an amount outstanding under the Letter of Credit Note, bearing interest as specified therein. Each Borrower hereby irrevocably requests that such Revolving Loans be made and irrevocably authorizes Agent to apply the proceeds of such Revolving Loans to immediately reimburse the Issuing Bank for the amount of the Draw, to the extent available or as soon as amounts become available under the Revolving Credit Facility.

                    (c) Prior to the date of issuance of any Commercial Letter of Credit, each Borrower agrees to execute a Letter of Credit Application for each Commercial Letter of Credit (the "Applications"). The obligations of Borrowers with respect to any Commercial Letter of Credit shall include the terms of the application for such Commercial Letter of Credit and any other documentation executed between the Issuing Bank and Borrowers with respect to such Commercial Letter of Credit.

                    (d) Borrowers agree to pay to the Issuing Bank (for the pro-rata benefit of Banks in accordance with their percentages of the Revolving Loans), a non-refundable fee of one and one-half percent (1.50%) per annum of the amount of each new Commercial Letter of Credit or each extension of the expiration date of a Commercial Letter of Credit. Borrowers agree to pay a non-refundable fee for each new Commercial Letter of Credit or each extension of a Commercial Letter of Credit based upon the Issuing Bank's Commercial Letter of Credit Fee Schedule to be delivered to Borrowers from time to time, as applicable to all other customers of the Issuing Bank. The fee shall be payable on or before the issuance of each Commercial Letter of Credit.

                    (e) The obligations of Borrowers to Banks and the Issuing Bank under this Agreement with respect to each Commercial Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever.

                    (f) The proceeds of the Commercial Letter of Credit(s) will be used for general business purposes of Borrowers or its Subsidiaries.

                    (g) The Commercial Letter of Credit Facility shall expire on the maturity date of the Revolving Credit Facility, as specified in Section
2.1 of this Agreement.

           2.7.     IRB LETTER OF CREDIT.

                    (a) Banks hereby grant to Borrowers a letter of credit facility (the "IRB Letter of Credit Facility") under which Parent may, at its request, obtain a letter of credit from the Issuing Bank (the "IRB Letter of Credit") in an aggregate principal amount of coverage not to exceed $1,500,000. The IRB Letter of Credit shall be in favor of the trustee for the Bonds, and shall have an expiration date as the Issuing Bank and Parent agree.

                    (b) All advances to the holder of any IRB Letter of Credit shall be subject to the Reimbursement Agreement.

                    (c) Prior to the date of issuance of the IRB Letter of Credit, each Borrower agrees to execute the Reimbursement Agreement and any related security documents or assignments reasonably required by the Issuing Bank. The obligations of Borrowers with respect to the IRB Letter of Credit shall include the terms of the Reimbursement Agreement.

                    (d) Borrowers agree to pay to the Issuing Bank (for the pro-rata benefit of Banks), a non-refundable fee equal to one and one-half (1.50%) per annum of the amount of the IRB Letter of Credit or each extension of the expiration date of the IRB Letter of Credit. This annual fee shall be payable in advance in quarterly installments.

                    (e) The obligations of Borrowers to the Issuing Bank under this Agreement with respect to the IRB Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement and the Reimbursement Agreement, under all circumstances whatsoever.

                    (f) The IRB Letter of Credit will be used for the purpose of securing a Borrowers' obligations with respect to the Bonds.

               2.8. LETTER OF CREDIT COSTS. If any change in any law or regulation or in the interpretation thereof by any court or administrative agency shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by a Bank or
(ii) impose on any Bank any other condition regarding this Agreement or the Letters of Credit (other than changes in the rates of income taxation generally applicable to such Bank), and the result of any such event shall be to increase the costs of a Bank for issuing or maintaining the Letters of Credit (which increases in cost shall be determined by such Bank's reasonable allocation of the aggregate of such cost increases resulting from such events, other than increases which result solely from such Bank's acts or omissions, then (a) such Bank shall so notify Parent for the benefit of Borrowers and (b) upon receipt of such notice from Bank, Borrowers shall promptly pay to such Bank, from time to time as specified by such Bank, additional amounts which shall be sufficient to compensate it for such increased costs, together with interest on each such amount from the date of such notice until payment in full thereof at the rate then applicable to Revolving Loans not subject to a Pricing Option. A certificate setting forth in reasonable detail such increased cost incurred by a Bank as a result of any such event and that such increased costs are being charged to its other similarly-situated letter of credit customers, submitted to Borrowers shall be prima facie evidence, absent manifest error, as to the amount thereof.

                  2.9. ACTIONS RELATING TO THE LETTER OF CREDIT LIABILITY OF BANKS. Any action taken or omitted by any Bank, under or in connection with the Letters of Credit or sight drafts or documents relating thereto, if taken or omitted without gross negligence or willful misconduct, shall be binding upon Borrowers and shall not result in a Bank being under any liability to Borrowers.

Each Borrower assumes all risks of the acts or omissions of the beneficiaries of such Letters of Credit, a Bank or any permitted transferee of the Letters of Credit with respect to its use of the Letters of Credit, if such acts or omissions are without negligence or wilful misconduct. Neither a Bank nor any of its officers or directors will be liable or responsible for: (a) the use which may be made of the Letters of Credit or for any acts or omissions of any Beneficiary and any permitted transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except only damages which a Borrower proves were caused by
(i) any Bank's willful misconduct or gross negligence in determining whether a sight draft or other documents presented under the Letters of Credit comply with the terms of the Letters of Credit or (ii) any Bank's willful or gross negligent failure to pay under the Letter(s) of Credit after the presentation to it by a beneficiary (or a permitted successor to whom the Letter(s) of Credit has been transferred in accordance with its terms) of a sight draft and documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

           2.10. LETTER OF CREDIT INDEMNIFICATION. Each Borrower hereby agrees at all times to protect, defend, indemnify, save and hold harmless
Banks from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, charges, counsel fees, interest and penalties and other expenses which Banks may, at any time, sustain or incur by reason of or in consequence of or arising out of any Letter of Credit or the use (or the proposed or potential use) of the proceeds of any drawing under such Letter of Credit or any increased costs incurred by Banks (and being charged to all other similarly-situated customers of such Bank) due to any change in law or regulations governing Banks or letters of credit in general; provided that Borrowers shall not be required to indemnify a Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of a Bank in determining whether a sight draft or other documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (ii) such Bank's willful or gross negligent failure to pay under such Letter of Credit after the presentation to it by the Beneficiary (or a successor to whom the Letter of Credit has been transferred in accordance with its terms) of a sight draft and documents strictly complying with the terms and conditions of such Letter of Credit. Notwithstanding any of the foregoing, a Bank shall not, in any way, be liable for any failure by such Bank to pay any sight draft under any Letter of Credit as a result of any act of a governmental authority or any other cause beyond the reasonable control of that Bank.

           2.11.    INCREASED COSTS, ETC.

                    (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with a guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Bank of agreeing to make or of making, funding or maintaining Pricing Loans subject to the LIBOR Pricing Option and such Bank charges similar increases to other similarly-situated borrowers, then from time to time, upon written demand by such Bank (a copy of which shall be sent to Parent) Borrowers shall pay to such Bank additional amounts sufficient to compensate it for such increased cost. A certificate as to the amount of such increased cost submitted to Parent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

                    (b) If a Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling it and that amount of such capital is increased by the existence of its commitment to lend or issue Letters of Credit hereunder and other commitments of such type or by the existence of outstanding Pricing Loans or Letters of Credit (or similar obligations), and such Bank charges similar increases to similarly-situated borrowers then, upon written demand by such Bank (a copy of which shall be sent to Parent), Borrowers shall pay to such Bank, from time to time as specified by it, additional amounts sufficient to compensate it in the light of such circumstances, to the extent that it reasonably determines such increase in capital to be allocated to the existence of such Bank's Loans or commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to Parent by Bank shall be conclusive and binding for all purposes, absent manifest error.

              2.12. PAYMENTS. Each payment, including each pre-payment, of principal and interest on the Notes shall be made by Borrowers to Agent (for the pro-rata benefit of Banks) at its office set forth in Section 8.7 hereof in immediately available funds by noon, Cincinnati time, on the due date for such payment. The failure of Borrowers to make any such payment by noon, Cincinnati time, shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after noon, Cincinnati time, on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day the maturity thereof shall, except as otherwise provided in the definition of LIBOR Interest Period, be extended to the next Business Day, and interest shall be payable at the applicable rate specified herein during such extension.

              2.13. MAXIMUM INTEREST RATE. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Banks have received interest and other charges hereunder in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Loans (Revolving Loans first, then the Term Loan), and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, the Banks shall refund to Borrowers such excess.

           2.14.    JOINT AND SEVERAL LIABILITY; PARENT AS AGENT.

                    (a) The obligations and liabilities of Borrowers under, and all representations, warranties and covenants of Borrowers in, this Agreement and the Loan Documents shall be joint and several in all respects whatsoever, regardless of which Borrower actually receives loans or other extensions of credit hereunder or the amount of such loans received or the manner in which Agent accounts for such loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it or accommodations issued for its account, and related fees, costs and expenses, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder or accommodations issued for the account of the other Borrower hereunder, together with the related fees, costs and expenses, and each Borrower's obligations otherwise arising under this Agreement, shall be separate and distinct obligations, all of which are primary obligations of each Borrower. Whenever the term "Borrower" or "Borrowers" is used in this Agreement or the Loan Documents it shall mean each individual Borrower and all Borrowers jointly and severally, unless the context clearly and specifically requires otherwise.

                    (b) Each Borrower's Obligations arising as the result of the joint and several liability of the Borrowers hereunder with respect to loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent or any Bank with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent, (iv) the failure of Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Agent's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or a grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, or (viii) any other circumstance which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers.

                    (c) Agent and Banks may deal with each Borrower as if it were the sole obligor, without impairing in any way the liability of any other Borrower. Without limiting the generality of that right, Banks may in particular release, impair, or fail to perfect an interest in any Collateral of any Borrower, waive defaults by any Borrower, or extend, compromise or release the liability of any Borrower, without the consent of any other Borrower.

                    (d) Borrowers represent that they have carefully considered the alternatives to and the legal consequences of incurring joint and several liability for the Obligations and have determined that by such arrangement they are able to obtain financing on terms more favorable than otherwise, and that under a joint and several loan facility they will each realize substantial interest savings over alternative financing arrangements.

                    (e) All Borrowers hereby irrevocably appoint The O'Gara Company ("Parent") as their agent representative to deal with Agent and the Banks on their behalf in all respects in connection with this Agreement and the transactions contemplated herein, including the submission of requests for Revolving Loans. All Borrowers agree to be bound by all actions of Parent in all such respects.

                    (f) Agent (on behalf of the Banks) may bring a separate action or actions on the Obligations against each, any, or all of the Borrowers, whether action is brought against any other or all of such Borrowers, or any one or more of the Borrowers is or is not joined therein. Each Borrower agrees that any release which may be given to any one or more of the Borrowers or any guarantor of the Obligations shall not release any other Borrower from its obligations hereunder. Each Borrower hereby waives any right to assert against Agent or any Bank any defense (legal or equitable), set off, counterclaim, or claims which such Borrower individually may now or any time hereafter have against another Borrower or any other party liable to Agent or any Bank in any manner whatsoever. Each Borrower consents and agrees that Agent or any Bank shall not be under any obligation to marshall any assets in favor of such Borrower or against or in payment of any of or all of the Obligations.

                    (g) Any and all present and future debt and other obligations of any Borrower to any other Borrower are hereby subordinated to the full payment and performance of the Obligations; provided, however, such debt and other obligations may be incurred and repaid, subject to the terms of this Agreement, so long as no Default or Event of Default shall have occurred and not have been waived.

                    (h) Each Borrower is presently informed as to the financial condition of each of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep itself informed as to the financial condition of all other Borrowers, the status of all other Borrowers, and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any of the Borrowers to Agent for information, each Borrower hereby waives any and all rights it may have to require Agent or Banks to disclose to such Borrower any information which Agent or Banks may now or hereafter acquire concerning the condition or circumstances of any of the Borrowers.

                    (i) Except to the extent that the Parent is entitled to notices on behalf of Borrowers, each Borrower waives all rights to notices of default, existence, creation, or incurring of new or additional indebtedness, and all other notices of formalities to which such Borrower may, as a joint and several Borrower hereunder, be entitled.

                  2.15. DEFAULTING BANK. In the event that, at any time, any Bank shall be a Defaulting Bank, (a) a Defaulted Amount owed to Agent, Issuing Bank or another Bank shall bear interest at an annual rate equal to the Federal Funds Rate for the first three Business Days such Defaulted Amount is owing, and thereafter at a rate of 3% above the Federal Funds Rate, and (b) Agent may apply all monies that would otherwise be payable to the Defaulting Bank under the Loan Documents instead to the payment of any Defaulted Amounts owed to the following Persons, in the following order of priority: first to Agent, then to Issuing Bank, then to the other Banks, then to Borrowers. In addition, a Person owed a Defaulted Amount may exercise all available remedies to collect such Defaulted Amount from the Defaulting Bank.

Section 3.        REPRESENTATIONS AND WARRANTIES.

                  Each Borrower hereby warrants and represents to Agent and Banks the following:

                  3.1. ORGANIZATION AND QUALIFICATION. Each Borrower is a duly organized, validly existing corporation in good standing under the laws of the state or jurisdiction of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Notes and the other Loan Documents and is qualified and licensed to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on its financial condition. All information set forth in the Specific Representations Exhibit to the Security Agreement of each Borrower is true and correct as of the date of this Agreement.

                  3.2. DUE AUTHORIZATION. The execution, delivery and performance by each Borrower of this Agreement, its Security Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on such Borrower, or the Articles of Incorporation or Code of Regulations of such Borrower, nor violate any agreement or instrument by which a Borrower is bound nor result in the creation of a Lien on any assets of a Borrower except the Lien granted to Agent herein. Each Borrower has duly executed and delivered this Agreement, its Security Agreement, the Notes and the other Loan Documents and they are valid and binding obligations of such Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction, except for appropriate filing of the Security Documents.

                  3.3. LITIGATION. Except as set forth on Exhibit 3.3 or as materially covered by insurance, there are no suits or proceedings currently pending or threatened against a Borrower, and no proceedings before any governmental body is currently pending or threatened against any Borrower.

                  3.4. MARGIN STOCK. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Agent, Borrowers will furnish to Agent statements in conformity with the requirements of Federal Reserve Form U-1.

                  3.5. BUSINESS. No Borrower is a party to or subject to any agreement or restriction which in the opinion of such Borrower's management is so unusual or burdensome that it might have a material adverse effect on such Borrower's business or properties.

                  3.6. LICENSES, ETC. Each Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Each Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as previously conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others, except with respect to certain litigation disclosed on attached
Exhibit 3.3.

                  3.7. LAWS AND TAXES. Each Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon such Borrower by any law or by any governmental authority, court or agency. Excluding items being diligently contested in good faith and from which a Borrower has established adequate reserves or other appropriate provisions as required by generally accepted accounting principles, each Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon such Borrower or its assets, including unemployment, social security, and real estate taxes. Each Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against any Borrower which are outstanding on the date of this Agreement, and no Borrower has filed for any extension of time for the payment of any tax or the filing of any tax return or report.

                  3.8. FINANCIAL CONDITION. All historical financial information relating to Borrowers which has been or may hereafter be delivered by Borrowers on their behalf to Agent is true and correct in all material respects and has been prepared in accordance with generally accepted accounting principles consistently applied (excluding, however, interim financial statements which are not prepared in accordance with generally accepted accounting principles). Borrowers have no material obligations or liabilities of any kind not disclosed in that financial information which should be so disclosed in accordance with generally accepted accounting principles, and there has been no material adverse change in the financial condition of Borrowers nor have Borrowers suffered any damage, destruction or loss which has materially adversely affected its business or assets since the submission of the most recent financial information to Agent.

                  3.9. TITLE. Each Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Agent, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens"): (a) taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets (including inventory and obsolete or worn-out equipment) disposed of in the ordinary course of business, (d) any security interests, pledges, assignments or mortgages granted to Agent or Banks to secure the repayment or performance of the Obligations, (e) easements and other restrictions of record which do not materially and adversely impact the use of a Borrower's property, (f) capital leases in an amount not to exceed $500,000 at any time, (g) liens securing purchase money security interests in an amount not to exceed $300,000 at any time so long as such liens only secure the asset being financed by such purchase money financing, and (h) items set forth on attached Exhibit 3.9.

                  3.10. DEFAULTS. Each Borrower is in material compliance with all material agreements applicable to it and there does not now exist any default or material violation by such Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation, Regulations/Bylaws or other applicable governing instruments, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which a Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

                  3.11.    ENVIRONMENTAL LAWS.

                           (a) Each Borrower has obtained all material permits,
licenses and other authorizations or approvals which are required under Environmental Laws and each Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

                          (b) Borrowers are not aware of, and have not received
notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                          (c) There is no civil, criminal or administrative
action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against any Borrower, relating in any way to Environmental Laws.

                  3.12. SUBSIDIARIES AND PARTNERSHIPS. As of the date of this Agreement, no Borrower has any subsidiaries or is a party to any partnership agreement or joint venture agreement other than those set forth on Exhibit
3.12 attached to this Agreement (as such Exhibit may be updated by Borrowers from time to time).

                  3.13. ERISA. Borrowers and all individuals or entities which along with Borrowers would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time ("ERISA"). Borrowers and each of their ERISA Affiliates are in compliance in all material respects with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event").

                  3.14. SOLVENCY. Each Borrower individually is, and Borrowers taken as a whole are, Solvent and upon consummation of the transactions contemplated by this Agreement will be Solvent. "Solvent" means that: (a) the present fair salable value of a person's assets (including its right of contribution arising pursuant to the Contribution Agreement or otherwise at law) is in excess of the total amount of its liabilities (including contingent liabilities); (b) a person does not have unreasonably small capital and is able to pay its debts as they become due; and (c) a person does not intend to or believe it will incur obligations beyond its ability to pay as they mature.

Section 4.        AFFIRMATIVE COVENANTS.

                  4.1. BOOKS AND RECORDS. Borrowers will maintain proper books of account and records and enter therein complete and accurate entries and records of all of their transactions in accordance with generally accepted accounting principles and give representatives of Agent access thereto at all reasonable times upon reasonable prior notice, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Agent in evaluating the status of the Loans as it may reasonably request from time to time. Borrowers will give Agent reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence. Agent may conduct an internal audit of all books and records of Borrowers up to two times per year, at its discretion.

                  4.2. FINANCIAL STATEMENTS. Borrowers will maintain a standard and sufficient system for accounting and will furnish to Agent (who shall be obligated hereby to distribute the same promptly to Banks):

                       (a) Within twenty (20) days after the end of each month (excluding December), a copy of Parent's consolidated financial statements for that month and for the year to date in a form reasonably acceptable to Agent, prepared and certified as complete and correct in all material respects, subject to changes resulting from year-end adjustments, by the principal financial officer of Parent;

                       (b) Within forty-five (45) days after the end of each quarter, a copy of Parent's consolidated financial statements for that quarter reviewed by a firm of independent certified public accountants acceptable to Agent (which acceptance will not be unreasonably withheld), and accompanied by a standard letter of review for the year to date in a form reasonably acceptable to Agent, prepared and certified as complete and correct in all material respects, subject to changes resulting from year-end adjustments, by the principal financial officer of Parent and also a Compliance Certificate which sets forth the computation of the financial status of Parent (on a consolidated basis) with respect to the financial covenants contained in Sections 5.8 through 5.14 of this Agreement;

                       (c) Within ninety (90) days after the end of each fiscal year, a copy of Borrowers' consolidated financial statements for that year audited by a firm of independent certified public accountants acceptable to Agent (which acceptance will not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification; and within 120 days after the end of each fiscal year, a management letter of such accountants in connection with such audit;

                       (d) With the statements submitted under (a), (b) and (c) above, a certificate signed by the principal financial officer of Parent, (i) stating he is familiar with all documents relating to Borrowers' borrowing relationship with Banks and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrowers have taken or propose to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrowers in respect of the financial covenants contained in Sections 5.8 through 5.14 of this Agreement;

                       (e)  With the financial statements submitted under clause
(b) above, an agreed upon procedures letter from such accountants with respect to the following accounts: (i) Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts; (ii) Customer Deposits/Progress Payments;
(iii) Work-in-Progress; and (iv) Inventory/Stock. This agreed upon procedures letter shall detail the following procedures performed with respect to such accounts:

                            (i) Obtain detailed supporting schedules for such
accounts;

                           (ii) Agree the reconciliation of such accounts to the
general ledger and the detailed supporting schedules as of quarter-end: foot the reconciliation and inquire of the Borrowers' management regarding any reconciling items and their applicability to the income statement;

                          (iii) Trace the general ledger account balances to the
work papers used for the quarterly financial statement presentation (i.e.
ensure that general ledger balances are accurately reflected in the financial statements); and

                          (iv) Determine that the procedures followed by
Borrowers to reconcile such accounts on a monthly basis are consistent with those utilized quarterly.

                    (f) Within twenty (20) days after the end of each month, a work-in-process report, receivables aging report and Collateral Report in form and substance acceptable to Agent;

                    (g) Prior to the end of each fiscal year, a projected balance sheet, projected income statement and projected statement of cash flow for the subsequent fiscal year in detail reasonably acceptable to Agent

                    (h) Immediately upon any officer of a Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrowers have taken or are taking or propose to take in respect thereof; and

                    (i) Upon request, copies of all federal, state and local income tax returns and such other information as Agent may reasonably request.

If at any time a Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of such Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above will be the financial statements of Borrowers and all such subsidiaries prepared on a consolidating (with respect to each of the three categories of business) and consolidated basis.

           4.3. CONDITION AND REPAIR. Each Borrower will maintain its assets in good repair and working order (ordinary wear and tear excepted) and will make all appropriate repairs and replacements thereof.

           4.4. INSURANCE. Each Borrower will insure its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as a Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Agent as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Agent, and (c) will provide for thirty (30) days written notice to Agent before such policy is altered or canceled, all of which will be evidenced by a Certificate of Insurance delivered to Agent by Borrowers on the date of execution of this Agreement.

           4.5. TAXES. Each Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Agent is notified in advance of such contest and if an adequate reserve is established or other appropriate provision required by generally accepted accounting principles.

                  4.6. EXISTENCE; BUSINESS. Each Borrower will (a) maintain its existence, (b) engage primarily in the three general categories of business (being security hardware, security services and security integration services), and (c) refrain from entering into any lines of business substantially different from such three categories of business or activities in which Borrowers are presently engaged.

                  4.7. COMPLIANCE WITH LAWS. Each Borrower will comply with all federal, state and local laws, regulations and orders applicable to such Borrower or its assets including but not limited to all Environmental Laws, in all respects material to a Borrower's business, assets or prospects and will immediately notify Agent of any material violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by a Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law.

                  4.8. NOTICE OF DEFAULT. Each Borrower will, within three (3) days of its knowledge thereof, give written notice to Agent of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and
(b) the occurrence of any event or the existence of any condition which would prohibit a Borrower from continuing to make the representations set forth in this Agreement.

                  4.9. COSTS. Borrowers will pay to Agent and each Bank its respective fees, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees), expert fees, court costs, litigation and other expense (collectively, "Costs") incurred or paid by them in connection with the negotiating, documenting, administering and enforcing the Loans and the Loan Documents and the defense, preservation and protection of Agent and Banks' rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Agent or a Bank. If Borrowers fail to pay the Costs when upon such demand, Banks are entitled to disburse such sums as an advance under the Revolving Credit Facility. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Revolving Note. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

                  4.10. DEPOSITORY/BANKING SERVICES. So long as this Agreement is in effect, Fifth Third will be the principal depository in which substantially all of Borrowers' funds are deposited, and the principal bank of account of Borrowers. Borrowers will also maintain a non-interest bearing account with Fifth Third at all times during the term of this Agreement with a collected balance of at least $250,000 deposited therein. Borrowers will grant Fifth Third the first and last opportunity to provide any corporate banking services required by Borrowers, including, without limitation, payroll, cash management and employee benefit plan services. Notwithstanding the foregoing, Banks consent to Irish and Subsidiaries of a Borrower domiciled outside of the United States establishing and maintaining bank accounts with banks in their respective country.

                  4.11. OTHER AMOUNTS DEEMED LOANS. If a Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, a Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of such Borrower, and to the extent permitted by law and at the option of such Bank, all monies so paid by a Bank on such behalf of such Borrower will be deemed Loans and Obligations.

                  4.12. FRENCH DOCUMENTS. Borrowers shall cause the appropriate parties to execute and deliver share pledges, guarantees (to the extent permitted by French law) and other security over assets from the following: (a) shareholders of O'Gara France, S.A.; (b) O'Gara France, S.A.; and (c) Labbe. Any documents required by Agent not delivered on the date hereof shall be executed and delivered within twenty (20) days of the date of this Agreement.

                  4.13. NEXT DESTINATION. Borrowers shall cause the delivery to Agent of a share pledge of the shares of Next Destination Limited in form and substance reasonably acceptable to Agent. Borrowers shall not permit Next Destination Limited to encumber its assets without the prior consent of Agent.

                  4.14. LIFE INSURANCE. Borrowers shall deliver to Agent the Life Insurance Policy and an acknowledged Collateral Assignment of such Life Insurance Policy within sixty (60) days of the date of this Agreement, as contemplated by the Security Agreement from Parent.

Section 5.        NEGATIVE COVENANTS.

                  5.1. PREPAYMENTS. So long as no Event of Default is continuing or will occur as a result of such prepayment, Borrowers will not voluntarily prepay any Indebtedness prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment will result in either a discount on the amount due or delivery of shipments of goods from suppliers that maintain credit limits with respect to receivables from a Borrower.

                  5.2. PLEDGE OR ENCUMBRANCE OF ASSETS. Other than the Permitted Liens, Borrowers will not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Agent or Banks, Liens arising with respect to government progress billings, Liens existing on the date of this Agreement which have been disclosed to and approved by Banks and Liens imposed by law which secure amounts not at the time due and payable.

                  5.3. GUARANTEES AND LOANS. Borrowers will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business nor make any advance or loan other than in the ordinary course of business as presently conducted, including, without limitation, loans and advances to employees of a Borrower (except in connection with reimbursable business or travel expenses), but excluding, however, the following: (a) guaranties of obligations of Subsidiaries; (b) loans and other advances to Subsidiaries; (c) loans in connection with acquisitions permitted under this Agreement; and (d) advances to vendors in the ordinary course of business.

                  5.4. MERGER; DISPOSITION OF ASSETS. No Borrower will (a) change its capital structure, (b) merge or consolidate with any corporation,
(c) amend or change its Articles of Incorporation or Code of Regulations or
(d) sell, transfer or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.

                  5.5. TRANSACTIONS WITH AFFILIATES. Except as otherwise permitted by this Agreement or as fully disclosed in Parent's S-1 Filing with the Securities and Exchange Commission, no Borrower will (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of a Borrower's business, (b) directly or indirectly make any loans or advances to or investments in any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of a Borrower's business, (c) enter into any transaction with any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of a Borrower's business, or (d) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which a Borrower or its shareholders holds a direct or indirect interest.

                  5.6. INVESTMENTS. Borrowers will not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other firm, partnership, corporation or entity other than (a) short term investments of excess working capital in (i) direct or guaranteed obligations of the United States, or any agencies thereof, or (ii) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000; (b) stock of Subsidiaries; (c) trade credit in the ordinary course of business; (d) the Labbe Transaction and (e) the acquisition of International Training, Inc.

                  5.7. FOREIGN INVESTMENTS. Borrowers will not make loans, advances or cash investments in any foreign entity or entities, in an aggregate amount in excess of $17,000,000 at any time.

                  5.8. INDEBTEDNESS TO TANGIBLE NET WORTH (the "Leverage Ratio"). Parent (on a consolidated basis) will not permit its ratio of outstanding Indebtedness to Tangible Net Worth, on a consolidated basis during the following time periods, to exceed the following:

              PERIOD ENDING                            MAXIMUM RATIO
           12/31/97 - 06/29/98                          5.50 : 1.00
           06/30/98 - 12/30/98                          5.00 : 1.00
           12/31/98 - 06/29/99                          3.00 : 1.00
          06/30/99 - Thereafter                         2.25 : 1.00

                  5.9. TANGIBLE NET WORTH. Parent (on a consolidated basis) will not permit its Tangible Net Worth, on a consolidated basis, at any time during the following time periods to be less than the following:

              PERIOD ENDING                             REQUIREMENT
        Closing through 03/30/97                        $ 3,500,000
           03/31/97 - 06/29/97                          $ 5,000,000
           06/30/97 - 12/30/97                          $ 6,500,000
           12/31/97 - 06/29/98                          $10,500,000
           06/30/98 - 12/30/98                          $15,000,000
           12/31/98 - 06/29/99                          $19,000,000
          06/30/99 - Thereafter                         $25,000,000

                    5.10. DEBT SERVICE COVERAGE RATIO. As of the end of each fiscal quarter, Parent (on a consolidated basis) will not permit its Debt Service Coverage Ratio, on a consolidated basis, to be less than 1.30: 1.00 so long as any of the Obligations remain outstanding.

                    5.11. CURRENT RATIO. Parent (on a consolidated basis) will not permit its Current Ratio, on a consolidated basis, to be less than 1.10:1.00 so long as any of the Obligations remain outstanding.

                    5.12. CASH FLOW COVERAGE. Parent (on a consolidated basis) will not permit its consolidated ratio of Funded Debt to Cash Flow (on a consolidated basis on a 4-quarter rolling basis) to be more than (a) 2.50 : 1.00 from the date of this Agreement through December 30, 1997 and (b) 2.0 : 1.0 from December 31, 1997 and thereafter.

                    5.13. INDEBTEDNESS. Borrowers will not incur, create, assume or permit to exist Indebtedness in excess of $60,000,000 at any time during the term of this Agreement (excluding therefrom inter-company loans between Borrowers).

                  5.14. CAPITAL EXPENDITURES. Borrowers will not make any capital expenditures (including capitalized leases), or any commitment therefor, in any fiscal year in excess of $1,500,000.

                  5.15. DIVIDENDS. Parent will not declare or pay any dividend or distributions (except stock dividends) on its capital stock, or redeem any shares of its capital stock without the prior written approval of Agent.

                  5.16. INTEREST RATE PROTECTION. Borrowers will obtain by July 1, 1997 and maintain interest rate protection/hedging arrangements from an Interest Rate Provider for a minimum of 75% of the outstanding principal balance of the Term Loan. Such arrangements shall be subject to the review and approval of Required Banks.

Section 6.        EVENTS OF DEFAULT AND REMEDIES.

                  6.1. EVENTS OF DEFAULT. Any of the following events will be an Event of Default ("Event of Default"):

                       (a) any representation or warranty made by any Borrower herein or in any of the Loan Documents is incorrect in any material respect when made or reaffirmed; or

                       (b) A Borrower defaults in the payment of any principal or interest on any Obligation within ten (10) days of when due and payable, by acceleration or otherwise; or

                       (c)  A Borrower defaults under the following provisions:
4.10; 5.1; 5.6; 5.7; 5.8; 5.9; 5.10, 5.11, 5.12, 5.13, 5.14 and 5.15; or

                       (d) A Borrower fails to observe or perform any covenant, condition or agreement herein and fails to cure such default within thirty (30) days after written notice thereof from Agent, provided that such thirty (30) day grace period will not apply to (i) a breach of any covenant which in Required Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of a Borrower, (iii) any breach of any provisions specified in Sections 6.1(a), (b) or (c), or (iv) any breach of any covenant which has occurred prior to the date of this Agreement; or

                       (e) a court enters a decree or order for relief with respect to any Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of a Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for forty-five (45) days without dismissal; or

                       (f) A Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due;

                       (g) A Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of such Borrower in excess of $500,000, and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments which right is not contested by such Borrower or is determined by any court of competent jurisdiction to be valid and such Borrower fails to pay such obligation within thirty (30) days; or

                       (h) final judgment of the payment of money in excess of $500,000 is rendered against a Borrower and remains undischarged for 10 days during which execution is not effectively stayed; or

                      (i) any event occurs which has a material adverse effect on the Collateral or on a Borrower's financial condition, operations or assets, or on any other property securing the repayment of the Obligations;
or

                      (j) a material change occurs in the collective management of Parent; or

                      (k)  an Event of Default occurs under any Loan Document;
or

                      (l)  the dissolution of Parent; or

                      (m) the commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against any material part of the Collateral or any material part of the property securing the repayment of any of the Obligations; or

                      (n) the loss, theft or substantial damage to the Collateral or any property securing the repayment of the Obligations if the result of such occurrence will be, in Agent's reasonable judgment, the failure or inability of a Borrower to continue substantially normal operation of its business within thirty (30) days of the date of such occurrence, unless the same is covered by business interruption insurance;

                      (o) Fifth Third ceases to be Parent or Armoring's (i) principal depository bank where its funds are deposited, and (ii) principal bank of account.

                      (p) (i) the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by equitable principles or by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally; (iii) the security interest or Lien purporting to be created by any of the Loan Documents will for any reason cease to be a valid, perfected lien subject to no other liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Agent in writing; or

                       (q) Agent in good faith reasonably believes after due inquiry that the ability of the Borrowers to make their payments or perform their obligations hereunder or under any of the Loan Documents has been materially and adversely impaired;

                       (r) a Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by a Borrower for its employees other than a Reportable Event caused solely by a decrease in employment or other event that would not have a material adverse effect on such employee benefit plan; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of a Borrower's employee benefit plans; or

                       (s) the filing of any lien or charge against the Collateral or any part thereof which is not permitted by this Agreement and is not removed to the satisfaction of Agent within a period of 30 days thereafter; or

                       (t) the abandonment by a Borrower of all or any part of the Collateral, except for sales of inventory in the ordinary course of business or dispositions of obsolete or worn- out equipment.

                  6.2. REMEDIES. If any Event of Default occurs, Banks may cease advancing money hereunder and Agent may (i) declare all Obligations to be immediately due and payable, whereupon such Obligations will immediately become due and payable, (ii) exercise any and all rights and remedies provided by applicable law and the Loan Documents, (iii) proceed to realize upon the Collateral or any property securing the Obligations, including, without limitation, causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, all without presentment, demand, protest, or notice of any kind, each of which are hereby expressly waived by Borrowers. Each Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws.

                  6.3. SETOFF. If any Event of Default occurs, each Bank is authorized, without notice to Borrowers, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by any Borrower individually or jointly with another party), a Bank, including but not limited to certificates of deposit.

                  6.4. DEFAULT RATE. After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will accrue interest at the Default Rate, in Agent's sole discretion, without notice to Borrowers. This provision does not constitute a waiver of any Events of Default or an agreement by Agent (for the pro-rata benefit of Banks) to permit any late payments whatsoever.

                  6.5. LATE PAYMENT PENALTY. If any payment of principal is not paid when due (whether at maturity, by acceleration or otherwise after the expiration of any applicable notice, grace and cure periods), Borrowers agree to pay to Agent (for the pro-rata benefit of Banks) a late payment fee equal to five percent (5%) of the payment amount then due.

                  6.6. NO REMEDY EXCLUSIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Each Borrower waives any requirement of marshaling of assets which may be secured by any of the Loan Documents.

                  6.7. EFFECT OF TERMINATION. The termination of this Agreement will not affect any rights of any party or any obligation of any party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Agent and Banks hereunder and under the Loan Documents will continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Loans are outstanding to Borrowers, until all of the Obligations, have been paid in full.

Section 7.        CONDITIONS PRECEDENT.

                  7.1. CONDITIONS TO INITIAL LOANS. Banks will have no obligation to make or advance any Revolving Loan, the Term Loans or any Letters of Credit until Borrowers have delivered to Agent at or before the closing date, in form and substance satisfactory to Agent:

                       (a) The executed Notes.

                       (b) A Certificate of Borrower from each Borrower in the form of Exhibit 7.1(b) and all attachments thereto.

                       (c) A favorable opinion of counsel to Borrowers, substantially in the form of Exhibit 7.1(c) attached hereto.

                       (d) An executed version of the Security Agreement from each Borrower in the form of Exhibit 8.5 attached hereto along with a completed version on Schedule I attached thereto entitled "Specific Representations".

                       (e) All appropriate financing statements (Form UCC-1) and consents or waivers of material landlords, as requested by Agent.

                       (f) UCC searches, tax lien and litigation searches, insurance certificates, notices or other documents which Agent may require to reflect, perfect or protect Agent's first priority lien in the Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction.

                       (g) All requisite releases of liens, termination statements and satisfactions of mortgages necessary to release all liens and encumbrances not permitted hereunder against the Collateral and any other property pledged to secure the Loans and all requisite waivers and subordination agreements, in a form satisfactory to Agent, to be executed and delivered by any Borrower's landlords and mortgagees which are necessary to grant Agent for the Banks a first lien in the Collateral, including but not limited to all Inventory and Equipment of Borrowers.

                       (h) Borrowers have paid or will pay to Agent and Banks all out of pocket expenses incurred by them in connection with the preparation of this Agreement and accompanying documents and the consummation of the transactions contemplated hereby.

                       (i) A Certificate of Insurance as described in
Section 4.4 hereof.

                       (j) Banks shall have completed to their reasonable satisfaction an audit of the books and records of Borrowers, including the Collateral. It is understood, however, that any such audit by Banks will in no respect waive Banks' rights to pursue remedies upon an Event of Default.

                       (k) executed copies of all documents set forth on Agent's document list for this transaction.

                       (l) Such additional information and materials as Agent and any Bank may reasonably request.

                  7.2. CONDITIONS TO EACH REVOLVING LOAN. On the date of each Revolving Loan, the following statements will be true:

                       (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date.

                       (b) No event will have occurred and be continuing, or would result from such Revolving Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both.

                       (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loan will not violate the lending limits set forth in Section 2.1 of this Agreement.

                       (d) The acceptance by Borrowers of the proceeds of each Revolving Loan will be deemed to constitute a representation and warranty by Borrowers that the conditions in Section 7.2 of this Agreement, other than those that have been waived in writing by the Required Banks, have been satisfied.

Section 8.        AGENT.

                  8.1. APPOINTMENT. Each Bank hereby irrevocably designates and appoints The Fifth Third Bank as Agent of such Bank, and each such Bank hereby irrevocably authorizes The Fifth Third Bank, as Agent for such Bank, to take such actions on its behalf under the provisions of this Agreement, and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable law. Each Bank hereby authorizes, consents to and directs Borrowers to deal with Agent as the true and lawful agent of such Bank to the extent set forth hereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Agent.

                  8.2. DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, and reliance upon advice of counsel in good faith shall be full justification for any act or omission of Agent.

                  8.3. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable to any of Banks or Borrowers for any action lawfully taken or omitted to be taken by it or by any such person under or in connection with the Loan Documents, except that Agent shall be liable for its own willful misconduct or gross negligence, or (b) responsible in any manner to any of Banks for any recitals, statements, representations or warranties made by Borrowers or any officer of either, contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, the Loan Documents or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or the Notes or any failure of Borrowers to perform their obligations hereunder or thereunder. Agent shall not be under any obligation to any Bank to ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or any of the Notes, or to inspect the properties, books or records of Borrowers or any Subsidiary. Agent shall not be under any liability or responsibility whatsoever, as Agent, to Borrowers or any other Person as a consequence of any failure or delay in performance by, or breach by, any Bank of any of its obligations under any of the Loan Documents, or as a consequence of any determination as to the classification or qualification of the transactions contemplated by the Loan Documents under any regulatory rules or regulations.

                  8.4. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying upon, any writing, resolution, notice (whether written, oral or telephonic), consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order, other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons or in acting upon any representation or warranty made or deemed to be made hereunder and upon advice and statements of legal counsel (including, without limitation, counsel to Borrowers), independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes. Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of Banks as it deems appropriate or it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take and any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents and the Notes in accordance with a request of the Required Banks, and any such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

                  8.5. NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received written notice from a Bank or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall promptly give notice thereof to Banks and Borrowers. Agent shall take such action with respect to any such Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until Agent shall have received such direction, Agent, in its capacity as such, may (but shall not be obliged to) take such action, or refrain from taking such action, with respect to any such Event of Default.

                  8.6. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither Agent, any other Bank nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or any other Bank hereafter taken, including any review of the affairs of Borrowers or the Subsidiaries, shall be deemed to constitute any representation or warranty by Agent or any other

Bank to such Bank. Each Bank represents to Agent and each other Bank that it has, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, assets, financial and other condition, creditworthiness and prospects of Borrowers and the Subsidiaries, and made its own decision to make Loans hereunder and enter into this Agreement or the Loan Documents. Each Bank also represents that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement, and make such investigation as it deems necessary inform itself as to the business, operations, property, assets, financial and other condition, creditworthiness and/or prospects of Borrowers and the Subsidiaries. Except for any notices, reports and other documents expressly required to be furnished by Agent to Banks hereunder, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, assets, financial and other condition, creditworthiness or prospects of Borrowers or Subsidiaries which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7.     INDEMNIFICATION.

                           (a)   Banks agree to indemnify Agent in its
capacity as such (to the extent not reimbursed by Borrowers and without limiting any obligation of Borrowers to do so), pro-rata from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at the time following the payment of the Obligations) be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the Loan Documents or any of the Notes or any action taken or omitted by Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from Agent's willful misconduct or gross negligence.

                           (b)   Without limiting but subject to the foregoing,
each Bank agrees to reimburse Agent promptly upon demand for its pro-rata share of any costs and expenses incurred by Agent that are payable by Borrowers under the Loan Documents to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrowers; and, if Agent is later reimbursed for any such costs and expenses by Borrowers, Agent shall repay such reimbursed amounts to Banks in proportion to the amounts Agent received from the respective Banks on account of such costs and expenses.


                           (c)   The agreements in this subsection shall
survive termination of this Agreement, payment of the Notes, expiration or drawing under the Letters of Credit and payment of all other amounts payable hereunder.

                  8.8. AGENT IN ITS INDIVIDUAL CAPACITY. Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers and the Subsidiaries as though Agent were not Agent hereunder. With respect to the Loans made by it and all renewals, extensions or deferrals of the payment thereof, Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" shall include Agent in its individual capacity.

                  8.9. SUCCESSOR AGENT. If at any time it deems it advisable, Agent may resign as Agent upon 30 days' notice to Banks but only with the prior written consent of Parent. If Agent shall resign as Agent under this Agreement, then Banks shall appoint a successor agent for Banks. If appointment of a successor Agent by Banks and acceptance of the appointment by the successor have not occurred within 30 days after Agent gives the above-described notice of resignation, Agent may appoint a successor agent, which shall be a commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of at least $250,000,000. Upon acceptance by the successor agent of the agency hereunder and notice thereof to Borrowers, such successor agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any other parties to this Agreement or any holders of the Notes, and such former Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If at any time hereunder there shall not be a duly appointed and acting Agent, Borrowers agree to make each payment due hereunder and under its Notes directly to Banks entitled thereto during such time.

                  8.10. AMENDMENTS AND WAIVERS. With the written consent of the Required Banks, Agent and the appropriate parties to the Loan Documents may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Banks, Agent on behalf of Banks may execute and deliver to any such parties a written instrument waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, or releasing or discharging any guarantor from its obligations under a guarantee; provided, however, that no such amendment, supplement, modification or waiver shall (i) increase the commitment of any Bank, (ii) extend the maturity date of any Note, (iii) decrease the rate of interest of, extend the time or manner of payment of or increase or forgive the principal amount of any Note, (iv) decrease the Closing Fee, the Letter of Credit Fee or any other fee or extend the time of payment thereof, or (v) change the provisions of this subsection without the consent of all of Banks; and provided further, however, that no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of this Section 8 or otherwise change any of the rights or obligations of Agent hereunder or under the Loan Documents without the written consent of Agent. Any such amendment, supplement, modification or waiver shall apply equally to each of Banks and shall be binding upon the parties to the applicable agreement, Banks, Agent and their successors and assigns. In the case of any waiver, the parties to the applicable agreement, Banks and Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and Loan Documents, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  8.11.    SETOFF; SHARING.

                           (a)    Upon the occurrence of an Event of Default
and acceleration of the maturity of the Loans each Bank is hereby authorized, at any time or from time to time thereafter, without prior notice to Borrowers or any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits and any other indebtedness or property at any time held or owing by such Bank to or for the credit or the account of Borrowers, whether or not related to this Agreement or any transaction or occurrence hereunder, against and on account of the Obligations of Borrowers, regardless of whether or not such Bank shall have made any demand hereunder and although such Obligations, or any of them, shall be contingent or unmatured. The rights and remedies granted to each Bank under this Section 8.11 shall be in addition to, and not in substitution for, any rights or remedies, including, without limitation, any right of set-off or banker's lien, to which such Bank may otherwise be entitled.

                           (b)    Each Bank agrees, for the benefit of the
other Bank, that, with respect to all sums received or realized by such Bank, after maturity of the Loans (whether by acceleration, notice of intention to prepay in full or otherwise) equitable adjustment will be made among all of Banks so that, in effect, all such sums shall be shared ratably by each of Banks (based upon such Bank's percentage of the unpaid amount of all of the Loans then outstanding owing to all of Banks), whether received by the exercise of the right of set-off or banker's lien, by counterclaim or cross-action, by the enforcement of any of the Notes or otherwise. If any Bank shall, after maturity of the Loans (whether by reason of acceleration, notice of intention to prepay in full or otherwise) receive any payment on its Loans or on any commitment fees in a sum or sums in excess of its pro rata portion of the sum of the aggregate principal amount of the Loans then outstanding, then any such Bank shall, if requested by the other Bank, purchase for cash from the other Bank an interest in its Loans in such amounts as shall result in Banks sharing such payment ratably according to the aggregate principal amount of the Loans then outstanding from each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from any such Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest except as required by law or by any judgment or settlement relating to such recovery. Borrowers agrees that any Bank so purchasing a participation in the Loans made by the other Bank may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of Borrowers.

                  8.12. ENFORCEMENT. Each Bank hereby authorizes Agent to take all actions contemplated by this Agreement and any of the other Loan Documents, and each Bank agrees that no Bank shall have any right individually to seek or to enforce any remedy or to realize upon any security for the Obligations, it being understood and agreed that such rights and remedies may be exercised only by Agent, for the benefit of Banks.

Section 9.        MISCELLANEOUS PROVISIONS.

                  9.1. MISCELLANEOUS. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement will not in any way be affected. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full and the Revolving Credit Facility is terminated.

                  9.2. WAIVER BY BORROWER. Each Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof. Each Borrower hereby waives all suretyship defenses, including but not limited to, all defenses set forth in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

                  9.3. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, no Borrower may assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents, by operation of law or otherwise. A Bank may transfer or assign partial interests or participation in the Loans to other persons. Banks may disclose to all prospective and actual participants all financial, business and other information about a Borrower which Banks may possess at any time. Absent an Event of Default, no Bank shall assign its interest in the Loans, this Agreement or the Loan Documents except to affiliates of a Bank (but nothing shall prohibit such Bank from selling participations herein).

                  9.4. SECURITY. The Obligations are secured as provided herein, in this Agreement, the Security Agreement, in the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations.

                  9.5. SURVIVAL. All representations, warranties, covenants and agreements made by Borrowers herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes.

                  9.6. DELAY OR OMISSION. No delay or omission on the part of Agent or any Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor will the action or omission to act by a Bank upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

                  9.7. NOTICES. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

                  To Parent or Borrowers:   The O'Gara Company, as agent for itself
                                            O'Gara-Hess & Eisenhardt Armoring Company,
                                            O'Gara Satellite Networks, Inc. and
                                            O'Gara Satellite Networks Limited
                                            9113 Le Saint Drive
                                            Fairfield, Ohio 45014
                                            Attention: Chief Financial Officer


                  To Agent and              The Fifth Third Bank
                  Fifth Third:              38 Fountain Square Plaza

                                            Cincinnati, Ohio  45263
                                            Attention:  Metropolitan Lending Department

                  To LaSalle:               LaSalle National Bank
                                            135 South LaSalle Street
                                            Chicago, Illinois 60603
                                            Attention: Commercial Banking


                  Either party may change such address by sending written notice of the change to the other party.

                  9.8. NO PARTNERSHIP. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any partnership, joint venture or other relationship between Banks and Borrowers other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

                  9.9. INDEMNIFICATION. If after receipt of any payment of all or part of the Obligations, any Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and each Borrower will be liable to, and will indemnify, save and hold such Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by any Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to such Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, each Borrower will indemnify, defend, save and hold each Bank and Agent, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that a Bank or Agent or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by them hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

                  9.10. SETOFF. In addition to, and without limitation of, any rights of Banks under applicable law, if a Borrower becomes insolvent, however evidenced, or any Event of Default occurs, any indebtedness from a Bank to Borrowers may be offset and applied toward the payment of the Loans, whether or not the Loans, or any part hereof, shall then be due.

                  9.11. TAXES AND FEES. Should any tax (other than a tax based upon the net income of a Bank or franchise taxes), regulation or filing fee become payable in respect of this Agreement, the Notes or the other Loan Documents, or any amendment, modification or supplement hereof or thereof, Borrowers agrees to pay the same together with any interest or penalties thereon and agrees to indemnify and to hold Agent and Banks harmless with respect thereto.

                  9.12. EXPENSES OF AGENT AND BANKS. Whether or not the transactions contemplated by this Agreement shall be consummated, Borrowers agrees to pay the out-of-pocket expenses of Agent and Banks (including the fees and expenses of their counsel) in connection with the preparation, reproduction, execution and delivery of this Agreement and the Loan Documents and any modification, waiver or amendment hereto and thereto, and Borrowers further agrees to pay the out-of-pocket expenses of Agent and Banks (including the fees and expenses of their counsel) incurred in connection with the administration, interpretation, enforcement or collection against Borrowers of any provision of this Agreement or the Loan Documents, whether or not suit is instituted.

                  9.13. GOVERNING LAW; JURISDICTION.   This Agreement, the
Notes and the other Loan Documents will be governed by the domestic laws of the State of Ohio. Each Borrower, Agent and Banks agree that the state and federal courts in Hamilton County, Ohio, or any other court in which Agent or a Bank initiates proceedings with respect to any Collateral have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to each Borrower at its address described in the Notices section of this Agreement. AGENT, BANKS AND EACH BORROWER HEREBY WAIVE THE RIGHT TO

TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.14. CONFESSION OF JUDGMENT. Each Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. Each Borrower also agrees that the attorney acting for it as set forth in this paragraph may be compensated by Banks for such services, and each Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such Obligation its attorneys' fees.

         IN WITNESS WHEREOF, Borrowers, Agent and Banks have executed this Agreement by their duly authorized officers as of the date first above written.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA-HESS & EISENHARDT                   THE O'GARA COMPANY, FOR ITSELF AND
ARMORING COMPANY                           AS AGENT FOR THE BORROWERS

By:   /s/ Nicholas P. Carpinello           By:   /s/ Nicholas P. Carpinello
     ---------------------------------          -------------------------------
Its:  Exec. V.P.                           Its:  Exec. V.P.
     ---------------------------------          -------------------------------

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA SATELLITE NETWORKS, INC.            O'GARA SATELLITE NETWORKS
                                           LIMITED

By:   /s/ Nicholas P. Carpinello           By:      /s/ Nicholas P. Carpinello
     ---------------------------------          -------------------------------
Its:    Treasurer                          Its:     Director
     ---------------------------------          -------------------------------

LASALLE NATIONAL BANK                      THE FIFTH THIRD BANK, FOR ITSELF AND
                                           AS AGENT FOR BANKS

By:  /s/ Sean P. Forrest                   By:  /s/ Lytle Thomas
     --------------------------                 -------------------------------
Its:  Senior Vice President                Its:     Vice President
     --------------------------                 -------------------------------

                                   EXHIBITS

                                      TO

                               CREDIT AGREEMENT

                                   EXHIBIT 1

                                  DEFINITIONS
                                  -----------

1. "Acquisition Agreement" means the Share Purchase Agreement dated January 21, 1997 with respect to the Labbe Acquisition.

2. "Affiliate" means, as to a Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, a Borrower excluding a Subsidiary, or (b) any person who is a director, officer or employee (i) of a Borrower or (ii) of any person described in the preceding clause (a).

3. "Parent" means The O'Gara Company, an Ohio corporation, as agent for the Borrowers.

4.       "Applicable Margin" means Applicable LIBOR Margin or Applicable
         Prime Margin.

5. "Applicable LIBOR Margin" on any date means the percentage identified as such in Section 2.5 hereof.

6. "Applicable Prime Margin" on any date means the percentage identified as such in Section 2.5 hereof.

7. "Bonds" means the County of Butler, Ohio Variable Rate Demand Economic Development Revenue Bonds, Series 1986 (O'Gara-Hess & Eisenhardt Armoring Company Limited Partnership Project).

8. "Borrowing Confirmation" has the meaning set forth in Section 2.4 hereof.

9. "Borrowing Date" means any date on which Banks shall make Revolving Loans hereunder.

10. "Borrower Default Rate" or "Default Rate" means six percent (6%) in excess of the interest rate otherwise in effect under amounts outstanding under the Notes. In no event will the interest rate accruing under such Notes be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

11. "Business Day" means any day on which the Banks and the Federal Reserve Bank of Cleveland is open for business.

12. "Cash Flow" means the sum of Borrowers' net income plus tax expense, interest expense, depreciation and amortization.

13.      "Compliance Certificate" shall have the meaning set forth in Section
         4.2.

14. "Contribution Agreement" means the Contribution Agreement of even date among the Borrowers.

15. "Current Assets" means all assets which may properly be classified as current assets in accordance with generally accepted accounting principles, provided that for the purpose of determining the Current Assets (i) notes and accounts receivable shall be included only if good and collectible and payable on demand or within twelve (12) months from the date as of which Current Assets are to be determined (and if not directly or indirectly renewable or extendible, at the option of the debtors, by their terms or by the terms of any instrument or agreement relating thereto, beyond such twelve (12) months) and shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles, and (ii) the cash surrender value of life insurance policies shall be excluded.

16. "Current Liabilities" means all Indebtedness maturing on demand or within twelve (12) months from the date as of which Current Liabilities are to be determined (including, without limitation, liabilities, including taxes accrued as estimated, as may properly be classified as current liabilities in accordance with generally accepted accounting principles).

17.      "Current Ratio" means Current Assets divided by Current Liabilities.

18. "Debt Service Coverage Ratio" means the ratio of (a) net income on a rolling 4 quarter basis (with the inclusion of historical Labbe numbers permitted) plus depreciation expense, tax expense, interest expense and extraordinary charges minus dividends and capital expenditures for a given time period, to (b) the sum of interest expense, plus that portion of the principal amount of Funded Indebtedness required to be repaid during such time period.

19. "Defaulted Amount" means, with respect to any Bank at any time, any amount that was required to be paid by such Bank to Borrowers, Agent, Issuing Bank or any other Bank under any Loan Document at or prior to such time and that has not been paid by such Bank.

20. "Defaulting Bank" means, at any time, each Bank with respect to which a Defaulted Amount exists.

21. "Eligible Accounts" means those accounts which are due and payable within ninety (90) days from the date of invoice and are not more than ninety (90) days old measured from the date of invoice, have been validly assigned to Agent and strictly comply with all of Borrowers' warranties and representations to Agent; but Eligible Accounts shall not include the following: (a) Accounts with respect to which the Account Debtor is a shareholder, officer, employee or agent of a Borrower, or a corporation more than five percent (5%) of the stock of which is owned by any of such persons; (b) Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated or has common officers or directors with a

         Borrower; (c) any Accounts of a particular Account Debtor if a Borrower is or may become liable to that Account Debtor for goods sold or services rendered by that Account Debtor to such Borrower but only to the extent of the amount that a Borrower is liable to such Account Debtor; (d) any Accounts owed by a particular Account Debtor if more than fifty percent (50%) of total balances of Accounts owed by such Account Debtor are due with respect to invoices more than ninety (90) days old; (e) that portion of the Accounts owed by a particular Account Debtor (excluding the United States Government and its agencies) which exceed 20% of all Eligible Accounts; (f) any Accounts owed by an Account Debtor who does not meet Agent's standards of credit worthiness, in Agent's credit judgment exercised in good faith and in a commercially reasonable manner; and (h) any Accounts deemed ineligible by Agent based on such credit and collateral considerations as Agent may deem appropriate and in a commercially reasonable manner.

22. "Eligible Inventory" means Borrowers' (i) Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts (as described and defined in Parent's financial statement in effect on the date of this Agreement) and (ii) domestic Inventory, valued at the lower of cost or fair market value on a first in, first out basis, in accordance with generally accepted accounting principles consistently applied, and excluding obsolete or unsalable items or other Inventory deemed ineligible by Agent based on such credit and collateral considerations as Agent may deem appropriate and in a commercially reasonable manner.

23. "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

24.      "ERISA" means the Federal Employee Retirement Income Security Act of
         1974.

25. "Event(s) of Default" will have the meaning set forth in Section 6.1 of this Agreement.

26. "Excess Cash Flow" means the sum of Borrowers' Cash Flow minus cash taxes, cash interest, capital expenditures, plus net proceeds of equity offerings, plus decreases in Working Capital, minus increases in Working Capital.

27. "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

         Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

28. "Funded Indebtedness" means all Indebtedness (i) in respect of money borrowed or (ii) evidenced by a note, debenture (senior or subordinated) or other like written obligation to pay money, or (iii) in respect of rent or hire of property under leases or lease arrangements which under generally accepted accounting principles are required to be capitalized, or (iv) in respect of obligations under conditional sales or other title retention agreements; and shall also include all guaranties of any of the foregoing.

29. "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (c) all indebtedness of others which a Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which a Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable, but excluding, however, the face amount of issued and outstanding Letters of Credit for which no unreimbursed drawing thereunder is outstanding.

30. "Interest Rate Provider" means the issuer of an Interest Rate Agreement, which shall be LaSalle National Bank if it offers a product on substantially the same terms, conditions and pricing as other prospective providers of such product.

31. "Issuing Bank" means The Fifth Third Bank, as issuer of the Letters of Credit.

32. "Labbe Transaction" means the purchase by O'Gara France, S.A. of all of the outstanding shares of Labbe, S.A. and certain of its subsidiaries pursuant to the Acquisition Agreement.

33. "Letter(s) of Credit" means collectively the Commercial Letters of Credit and the IRB Letter of Credit.

34. "Letter of Credit Facility" means the Commercial Letter of Credit Facility and the IRB Letter of Credit Facility.

35. "Letter of Credit Liability" means, as of any date of determination, all of the then-existing liabilities of any Borrower or any Defaulting Bank to Issuing Bank in respect of Letters of Credit, whether such liability is contingent or fixed, and shall consist of the sum of (a) the aggregate stated amount of all Letters of Credit then outstanding, plus (b) the aggregate amount that has then been paid by, and not been reimbursed to, Issuing Bank under Letters of Credit.

36.      "Letter of Credit Note" will have the meaning set forth in Section
         2.6 of this Agreement.

37.      "Letter of Credit Percentage" of each Bank is its pro-rata share.

38. "Leverage Ratio" means the ratio contained in Section 5.8 of this Agreement.

39. "LIBOR Interest Period" means any one, two or three month period selected by Parent, commencing on any Business Day. If a LIBOR Interest Period so selected would otherwise end on a date which is not a Business Day, such LIBOR Interest Period shall instead end on the next Business Day, provided, however, that if such next Business Day shall fall in a succeeding month, such LIBOR Interest Period shall instead end on the preceding Business Day.

40.      "LIBOR Pricing Option" means the option granted pursuant to Section
         2.4 hereof to have all or a portion of the interest on the principal amount of each Pricing Loan computed with reference to a LIBOR Rate.

41. "LIBOR Rate" means, as applied to any LIBOR Interest Period, the rate (adjusted for LIBOR Reserves if Banks are required to maintain LIBOR Reserves with respect to the relevant loan) being asked on an amount of Eurodollar deposits equal to the principal amount of the Notes which is to be subject to a LIBOR Pricing Option, and which has a maturity corresponding to the LIBOR Interest Period in question, as reported by the TELERATE rate reporting system (or any successor), as determined by Banks by noon of the date upon which a LIBOR Interest Period is to commence. Each determination by Banks of the LIBOR Rate shall be conclusive in the absence of manifest error.

42. "LIBOR Reserves" means, for any principal amount which is subject to a LIBOR Pricing Option for any LIBOR Interest Period therefor, the daily average maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D established by the Board of Governors of the Federal Reserve System (or any successor rule or regulation) by Banks against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit of credit or proration, exemptions or offsets that might otherwise be available to Parent from time to time under Regulation
         D. Without limiting the effect of the foregoing, LIBOR Reserves shall reflect any other reserves required to be maintained by Banks against (1) any category of liabilities that includes deposits by reference to which the LIBOR Interest Rate for loans is to be determined; or (2) any category of extension of credit or other assets that are subject to an interest rate based on the LIBOR Rate.

43. "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

44. "Loan Documents" means this Agreement, the Notes, the Security Agreement, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

45. "Loans" means the Revolving Loans, the Term Loans and any Draw(s) under the Letter of Credit Facility or the Reimbursement Agreement.

46. "Next Destination Transaction" means the purchase by The O'Gara Company of Next Destination Limited, an English company.

47. "Notes" means the Revolving Note, the Term Note, the Letter of Credit Note and any Reimbursement Agreement.

48. "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of any Borrower owed to Agent or any Bank or any affiliates of a Bank or owed to the Interest Rate Provider (if such Interest Rate Provider is a Bank or an affiliate of a Bank) of every kind and description whether now existing or hereafter arising including without limitation, those owed by a Borrower to others and acquired by a Bank or any affiliate of a Bank, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Notes and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by a Bank for the benefit of or at the request of a Borrower, and all expenses and attorneys' fees incurred by a Bank and any affiliate of a Bank under this Agreement or any other document or instrument related to any of the foregoing.

49.      "Permitted Liens" has the meaning assigned thereto as set forth in
         Section 3.9 of this Agreement.

50. "Pledge Agreements" means the Pledge Agreements of even date from any Borrower to Agent with respect to the shares of a Subsidiary, as such agreement may be amended or modified from time to time.

51. "Pricing Option" means a LIBOR Pricing Option exercised by Parent pursuant to the provisions hereof.

52. "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Agent at its principal office in Cincinnati, Ohio whether or not Agent will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Agent for the prime rate.

53. "pro-rata" as used herein shall mean 50-50, unless there is a Defaulting Bank in which case pro-rata shall refer to the ratio of one Bank's outstanding principal amount of Pricing Loans to the Defaulting Bank's outstanding principal amount of Pricing Loans.

54. "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time, or any successor law, rule or regulations.

55. "Reimbursement Agreement" means the Reimbursement Agreement to which the Issuing Bank is a party with respect to the IRB Letter of Credit, as such document may be amended or supplemented from time to time.

56. "Required Banks" means at any time (a) Banks, other than those disqualified pursuant to clause (b) of this definition, whose pro-rata share together are at least 75% of the Revolving Credit Commitments of Banks other than those disqualified pursuant to clause (b) of this definition; provided, however, (b) if any Bank is a Defaulting Bank and has been a Defaulting Bank for more than fifteen (15) days at such time, the Revolving Credit Commitment of such Bank shall not be considered in determining the percentage set forth in clause (a) of this definition and such Bank shall not be entitled to a vote on any relevant matter.

57.      "Revolving Credit Facility" will have the meaning set forth in
         Section 2.1 of this Agreement.

58.      "Revolving Loans" has the meaning assigned to that term in Section
         2.1 of this Agreement.

59.      "Revolving Note" has the meaning assigned to that term in Section
         2.1 of this Agreement.

60.      "Security Agreement" means each of the four documents entitled:
         "Security Agreement" of even date herewith between a Borrower and Agent, securing the Obligations.

61. "Seller" means the parties to the Acquisition Agreement who are selling stock to O'Gara France, S.A.

62. "Subordinated Debt" means Indebtedness which has been subordinated in writing to the Obligations, in a manner satisfactory to Banks.

63. "Subsidiary" means any corporation of which a Borrower directly or indirectly owns or controls at the time outstanding stock having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

64. "Tangible Net Worth" means the total of the Subordinated Debt plus consolidated net worth determined in accordance with generally accepted accounting principles, after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, MINUS the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of Borrowers:

         (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

         (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as good-will, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;

         (iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof;

         (iv) any subsequent write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset;

         (v) goodwill, other receivables due from Shareholders, and "Other Assets" as identified on Borrowers' financial statements.

65.      "Term Note" has the meaning set forth in Section 2.2

66. "Working Capital" means, in the case of any person, the amount by which such person's Current Assets (less cash) at any given time in any fiscal year exceed such person's Current Liabilities for such time in such fiscal year.

                                  EXHIBIT 2.1

                            FORM OF REVOLVING NOTE

$6,000,000                                                     Cincinnati, Ohio
                                                       _________________, 1997


         On February 11, 1998, THE O'GARA COMPANY, O'GARA-HESS & EISENHARDT ARMORING COMPANY, O'GARA SATELLITE NETWORKS, INC. and O'GARA SATELLITE NETWORKS LIMITED (collectively and jointly and severally, the "Borrowers" and individually, a "Borrower") for value received, hereby jointly and severally promise to pay to the order of ______________________________ (the "Bank"), at Agent's offices, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Dollars ($6,000,000) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement of even date herewith to which Bank and Borrowers are parties, as the same may be amended from time to time (the "Agreement").

         Principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at the rate or rates specified in the Agreement. Interest shall be payable quarterly on the first day of each quarter commencing April 1, 1997 and thereafter on each July 1, October 1 and January 1. All accrued interest shall be payable in full on the maturity date of this Note.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrowers or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrowers pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is a Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrowers. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         If any payment of principal is not paid when due (whether by acceleration or otherwise after the expiration of applicable notice grace and cure periods, if any), Borrowers agree to pay to Agent for the benefit of Bank a late payment fee equal to five percent (5%) of the payment amount then due.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrowers under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrowers such excess.

         Each Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing. This Note is being executed in Hamilton County, Ohio.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Each Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings in accordance with the terms of the Agreement will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to a Borrower at its address described in the Notices section of the Agreement. EACH BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Each Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, waives the issuance and service of process, and releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such obligation, for the principal amount of such obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. Each Borrower also agrees that the attorney acting for such Borrower as set forth in this paragraph may be compensated by Bank for such services, and each Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such obligation its attorneys' fees.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA-HESS & EISENHARDT                THE O'GARA COMPANY
ARMORING COMPANY

By:   ___________________________       By:  ________________________________

Its:  ___________________________       Its: ________________________________



         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA SATELLITE NETWORKS, INC.         O'GARA SATELLITE NETWORKS
                                        LIMITED

By:   ___________________________       By:  ________________________________

Its:  ___________________________       Its: ________________________________

                                  EXHIBIT 2.2

                               FORM OF TERM NOTE

$8,000,000                                                     Cincinnati, Ohio
                                                               __________, 1997

         THE O'GARA COMPANY, O'GARA-HESS & EISENHARDT ARMORING
COMPANY, O'GARA SATELLITE NETWORKS, INC. and O'GARA SATELLITE

NETWORKS LIMITED (collectively and jointly and severally, the "Borrowers" and individually, a "Borrower") for value received, hereby jointly and severally promise to pay to the order of __________________________ (the "Bank") at Agent's office, 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America, the principal sum of Eight Million Dollars ($8,000,000) together with interest as set forth herein. Principal and interest shall be payable in immediately available funds at the principal office of Bank. After the occurrence of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to six percent (6%) above the rate that would otherwise be in effect, until paid, and whether before or after the entry of judgment hereon or in the alternative the Bank may impose a fixed charge of $50.00; this provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         The principal amount of this Note will be payable in 20 quarterly installments, due on the 1st day of each quarter, as specified in the Agreement, and the final installment shall be in the amount of the entire unpaid principal balance and all accrued interest thereon.

         This Note is a Term Note referred to in the Credit Agreement to which the Borrowers and the Bank are parties of even date herewith, as it may be amended from time to time (the "Agreement"), and is entitled to the benefits, and is subject to the terms, of the Agreement. Interest on the outstanding principal balance of this Note will accrue as provided for in the Agreement and shall be payable on the date of each principal payment. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof shall be extended to the next Business Day, and interest shall be payable at the rate specified herein during such extension period.

         In no event shall the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce the amounts due to Bank from the Borrowers under this Note, other than interest and discount charges, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank shall refund to Borrowers such excess.

         Borrowers and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and one or more extensions and renewals of this Note.

         This Note may not be changed orally, but only by an instrument in writing. This Note is being executed in Hamilton County, Ohio.

         This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Each Borrower agrees that the State and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings in accordance with the terms of the Agreement have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to each Borrower at its address described in the Notices section of the Agreement. EACH BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Each Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, waives the issuance and service of process, and releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such obligation, for the principal amount of such obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. Each Borrower also agrees that the attorney acting for such Borrower as set forth in this paragraph may be compensated by Bank for such services, and each Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such obligation its attorneys' fees.

         IN WITNESS WHEREOF, Borrowers and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA-HESS & EISENHARDT                   THE O'GARA COMPANY
ARMORING COMPANY

By:  _____________________________         By:   ______________________________

Its: _____________________________         Its:  ______________________________



         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA SATELLITE NETWORKS, INC.            O'GARA SATELLITE NETWORKS
                                           LIMITED

By:  _____________________________         By:  ______________________________

Its: _____________________________         Its: ______________________________

                                  EXHIBIT 2.4

                            BORROWING CONFIRMATION
                            ----------------------

                                             Date: ____________________, 19____

The Fifth Third Bank, as agent
38 Fountain Square Plaza
Cincinnati, Ohio 45263

Attention: Commercial Loan Department

         Re:      Credit Agreement dated        (the "Credit Agreement")
                  -----------------------------------------------------

         Pursuant to Section ___ of the Credit Agreement, we hereby confirm that we elect a Pricing Option as follows:

         1)       Pricing Option selected:     LIBOR
                                             --------------

         2)       Amount of Funds to be subject to Pricing Option:
                  Revolving Loans           $_______________
                  Term Loan                 $_______________

         3)       Starting Date:____________________

         4)       Duration of Pricing Option Period:___________

         5)       Roll Over (   ) or New Borrowing (   )

         The undersigned hereby certifies that on the date hereof and on the borrowing date, and after giving effect to the Loan requested hereby, it is and shall be in compliance with all of the terms, covenants and conditions of the Credit Agreement, and there exists and there shall exist no Event of Default under the Credit Agreement.

                                       Sincerely yours,

                                       THE O'GARA COMPANY, as agent

                                       By:  __________________________________

                                       Its: __________________________________

                                  EXHIBIT 2.6

                         FORM OF LETTER OF CREDIT NOTE

$2,000,000                                                     Cincinnati, Ohio
                                                       __________________, 1997

         On Demand, THE O'GARA COMPANY, O'GARA-HESS & EISENHARDT
ARMORING COMPANY, O'GARA SATELLITE NETWORKS, INC. and O'GARA

SATELLITE NETWORKS LIMITED. (collectively and jointly and severally, "Borrowers" and individually, a "Borrower"), for value received, hereby jointly and severally promise to pay to the order of _________________________ (the "Bank"), at Agent's offices, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million and 00/100 Dollars ($2,000,000) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement of even date herewith to which Borrowers and Bank are parties, as the same may be amended from time to time (the "Agreement").

         Principal amounts outstanding hereunder shall bear interest commencing on the date of the first advance hereunder at the rate equal to one percent greater than the Prime Rate (as defined below) as in effect from time to time. The interest rate charged hereunder will change automatically upon each change in the Prime Rate. Interest will be payable in immediately available funds at the principal office of the Agent set forth above on the first day of each calendar month during the term hereof. Interest will be calculated based on a 360 day year and charged for the actual number of days elapsed. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

         "Prime Rate" shall mean the rate of interest per annum established from time to time by the Agent at its principal office in Cincinnati, Ohio, whether or not Agent shall at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Agent for the prime rate; provided that in no event shall the Prime Rate exceed the highest rate permitted by law.

         The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrowers under this Note will be recorded by Bank in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrowers' obligations under this Note or the Agreement.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrowers or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrowers pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is a Letter of Credit Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrowers. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         If any payment of principal is not paid when due (whether by acceleration or otherwise after the expiration of applicable notice grace and cure periods, if any), Borrowers agree to pay to Agent for the benefit of Bank a late payment fee equal to five percent (5%) of the payment amount then due.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrowers under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrowers such excess.

         Each Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing. This Note is being executed in Hamilton County, Ohio.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Each Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings in accordance with the terms of the Agreement will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to each Borrower at its address described in the Notices section of the Agreement. EACH BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

         Each Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after this Note becomes due and payable, whether by its terms or upon default, waives the issuance and service of process, and releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such obligation, for the principal amount of such obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. Each Borrower also agrees that the attorney acting for such Borrower as set forth in this paragraph may be compensated by Bank for such services, and each Borrower waives any conflict of interest caused by such representation and compensation arrangement. If an obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors will pay to the holder of such obligation its attorneys' fees.

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA-HESS & EISENHARDT                    THE O'GARA COMPANY
ARMORING COMPANY

By:  _____________________________          By:   ______________________________

Its: _____________________________          Its:  ______________________________

         WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

O'GARA SATELLITE NETWORKS, INC.             O'GARA SATELLITE NETWORKS
                                            LIMITED

By:  _____________________________          By:   ______________________________

Its: _____________________________          Its:  ______________________________

                                  EXHIBIT 3.3

                                  LITIGATION

         O'Gara Protective Services, Inc. and Edward F. O'Gara v. The O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, and Thomas M. O'Gara, Civil Action C-1-9G-979 pending in U.S. District Court for Southern District of Ohio.

         Jury Phelps, EEOC Matter.
         -----------

                                  EXHIBIT 3.9

                               PERMITTED LIENS


1.      Subordinated Stock Pledge of all shares of Next Destination
        Limited.

2.      UCC financing Statements being further described as follows:

        DEBTOR:    O'Gara-Hess & Eisenhardt
                   9113 LeSaint Drive
                   Fairfield, OH   45015

                OHIO SECRETARY OF STATE
                -----------------------

                Secured Party:  Scott Leasing Co.
                                6860 Ashfield Drive
                                Cincinnati, OH  45242
                File Number:    AK20536
                File Date:      05/22/93
                Collateral:     Equipment*

                Secured Party:  Information Leasing Corporation
                                1023 West 8th Street
                                Cincinnati, OH  45203
                File Number:    AK72428
                File Date:      01/18/94
                Collateral:     Equipment*

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    AK72429
                File Date:      01/18/94
                Collateral:     Equipment*

                Secured Party:  Fifth Third Bank
                                38 Fountain Square Plaza
                                Cincinnati, OH  45263
                File Number:    AL60089
                File Date:      01/31/95
                Collateral:     Blanket collateral*

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    AM16281
                File Date:      09-21-95
                Collateral:     Equipment*



* as further described in the original financing statement

                Secured Party:  Norstan Financial Services
                                6900 Wedgewood Lane, #150
                                Maple Grove, MN  55311
                File Number:    AM25022
                File Date:      10/27/95
                Collateral:     Equipment*

                Secured Party:  Cort Furniture Rental
                                7400 Squire Ct.
                                West Chester, OH  45069
                File Number:    AM64538
                File Date:      4/12/96
                Collateral:     furniture and furnishings*

                BUTLER COUNTY
                -------------

                Secured Party:  Scot Leasing Co.
                                6860 Ashfield Drive
                                Cincinnati, OH  45242
                File Number:    93-33928
                File Date:      6/20/93
                Collateral:     Equipment*

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    94-00332
                File Date:      1/18/94
                Collateral:     Equipment*

                Secured Party:  Information Leasing Corporation
                                1023 West 8th Street
                                Cincinnati, OH  45203
                File Number:    94-00333
                File Date:      1/18/94
                Collateral:     Equipment*

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    95-012583
                File Date:      9/20/95
                Collateral:     Equipment*

                Secured Party:  Cort Furniture Rental
                                7400 Squire Ct.
                                West Chester, OH  45069
                File Number:    96-03846
                File Date:      7/16/96
                Collateral:     Furniture and furnishings*




* as further described in the original financing statement

                HAMILTON COUNTY
                ---------------

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    94-12638
                File Date:      1/20/94
                Collateral:     Equipment*

                Secured Party:  Information Leasing Corporation
                                1023 West 8th Street
                                Cincinnati, OH  45203
                File Number:    94-12663
                File Date:      1/20/94
                Collateral:     Equipment*

                Secured Party:  Fifth Third Bank
                                38 Fountain Square Plaza
                                Cincinnati, OH  45263
                File Number:    95-12967
                File Date:      2/1/95
                collateral:     Blanket collateral*

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    95-146611
                File Date:      10/17/95
                Collateral:     Equipment*

        DEBTOR:    O'Gara-Hess & Eisenhardt Armoring Company
                   9113 LeSaint Drive
                   Fairfield, OH  45014

                OHIO SECRETARY OF STATE
                -----------------------

                Secured Party:  PNC Bank, Ohio
                                400 Central Trust Center
                                Cincinnati, OH  45202
                File Number:    X80531
                File Date:      9/30/86
                Collateral:     Blanket collateral*

                Secured Party:  Central Trust Company
                                201 E. Fifth Street
                                Cincinnati, OH  45202
                File Number:    Y88578
                File Date:      1/14/88
                Collateral:     Blanket collateral*



* as further described in the original financing statement

                Secured Party:  Central Trust Company
                                201 E. Fifth Street
                                Cincinnati, OH  45202
                File Number:    Y88177
                File Date:      1/13/88
                Collateral:     blanket collateral*

                Secured Party:  General Motors Acceptance Corporation
                                4506 Duke Drive, Suite 300
                                Mason, OH  45040
                File Number:    AK83347
                File Date:      03/10/94
                Collateral:     Inventory of motor vehicles and motor
                                vehicle chassis*

                Secured Party:  Scot Leasing Co.
                                6860 Ashfield Drive
                                Cincinnati, OH  45242
                File Number:    AL26371
                File Date:      09/06/94
                Collateral:     Equipment*

                Secured Party:  Scot Leasing Co.
                                6860 Ashfield Drive
                                Cincinnati, OH  45242
                File Number:    AL81929
                File Date:      05/01/95
                Collateral:     Equipment*

                Secured Party:  PNC Leasing Corp.
                                Fifth Avenue & Wood Street
                                Pittsburgh, PA  15265
                File Number:    AL45387
                File Date:      11/28/94
                Collateral:     Equipment*

                Secured Party:  PNC leasing Corp.
                                Fifth Avenue & Wood Street
                                Pittsburgh, PA  15265
                File Number:    AL77181
                File Date:      04/12/95
                Collateral:     Equipment*

                Secured Party:  AM General Corporation
                                105 N. Niles Avenue
                                South Bend, IN  46617
                File Number:    AM50633
                File Date:      02/20/96
                Collateral:     Equipment*



* as further described in the original financing statement

                Secured Party:  The CIT Group/Equipment Financing, Inc.
                                P.O. Box 27248
                                Tempe, AR  85285-7248
                File Number:    AL63507
                File Date:      02/15/95
                Collateral:     Equipment*


                Secured Party:  The CIT Group/Equipment Financing, Inc.
                                P.O. Box 27248
                                Tempe, AR  85285-7248
                File Number:    AL63507
                File Date:      02/15/95
                Collateral:     Equipment*


                Secured Party:  Ikon Capital
                                P.O. Box 9115
                                Macon, GA  31208-9115
                File Number:    AN18367
                File Date:      11/15/96
                Collateral:     Equipment*

                BUTLER COUNTY
                -------------

                Secured Party:  The Central Trust Company, N.A.
                                as Trustee and as letter of Credit Bank
                                NKA PNC Bank, Ohio, N.A.
                                400 Central Trust Center
                                Cincinnati, OH  45202
                File Number:    86-20631 - fixture filing
                File Date:      9/25/86
                Collateral:     Personal property and fixtures*


                Secured Party:  The Central Trust Company, N.A.
                                The Central Trust Company, N.A., Trustee
                                Fifth & Main Streets
                                Cincinnati, OH  45202
                File Number:    88-31645
                File Date:      01/11/88
                Collateral:     Receivables, Inventory, Equipment,
                                General Intangibles, Proceeds and
                                Products thereof*

                Secured Party:  The Central Trust Company, N.A.
                                Central Trust Center
                                201 East Fifth Street
                                Cincinnati, OH  45202-4117
                File Number:    88-31734
                File Date:      1/12/88
                Collateral:     Receivables, Inventory, Equipment,
                                General Intangibles, Proceeds and
                                Products thereof*


*  as further described in the original financing statement

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    93-35094
                File Date:      07/20/93
                Collateral:     Equipment*


                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    93-35095
                File Date:      07/20/93
                Collateral:     Equipment*

                Secured Party:  General Motors Acceptance Corporation
                                4605 Duke Drive, Suite 300
                                Mason, OH  45040
                File Number:    94-14024
                File Date:      03/11/94
                Collateral:     Inventory of motor vehicles and motor
                                vehicle chassis*

                Secured Party:  Scot Leasing Co.
                                6860 Ashfield Drive
                                Cincinnati, OH  45242
                File Number:    94-4702
                File Date:      08/11/94
                Collateral:     Equipment*

                Secured Party:  PNC Leasing Corp.
                                Fifth Avenue & Wood Street
                                Pittsburgh, PA  15265
                File Number:    94-006569
                File Date:      11/28/94
                Collateral:     Equipment*

                Secured Party:  PNC Leasing Corp.
                                Fifth Avenue & Wood Street
                                Pittsburgh, PA  15265
                File Number:    95-9370
                File Date:      4/14/95
                Collateral:     Equipment*

                Secured Party:  Scot Leasing Co.
                                6860 Ashfield Drive
                                Cincinnati, OH  45242
                File Number:    95-009442
                File Date:      4/18/95
                Collateral:     Equipment*




   * as further described in the original financing statement

                Secured Party:  Ikon Capital
                                P.O. Box 9115
                                Macon, GA  31208-9115
                File Number:    96-06355
                File Date:      11/12/96
                Collateral:     Equipment*

                HAMILTON COUNTY
                ---------------

                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    93-125933
                File Date:      07/22/93
                Collateral:     Equipment*


                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    93-125952
                File Date:      07/22/93
                Collateral:     Equipment*

        DEBTOR:   O'Gara Satellite Networks, Inc.
                  1 Brandywine Drive
                  Deer Park, NY  11729

                OHIO SECRETARY OF STATE
                -----------------------

                Secured Party:  Information Leasing Corporation
                                1023 West 8th Street
                                Cincinnati, OH  45203
                File Number:    AL70365
                File Date:      03/16/95
                Collateral:     Equipment*

                Secured Party:  Star Bank, National Association
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    AM32653
                File Date:      11/29/95
                Collateral:     Equipment*

                BUTLER COUNTY
                -------------

                Debtor: O'Gara Satellite Networks, Inc.
                        9113 LeSaint Drive
                Secured Party:  Fifth Third Bank
                                38 Fountain Square Plaza
                                Cincinnati, OH  45263
                File Number:    95-9355
                File Date:      04/13/95
                Collateral:     Blanket collateral*


* as further described in the original financing statement

                HAMILTON COUNTY
                ---------------

                Secured Party:  Information Leasing Corporation
                                1023 West 8th Street
                                Cincinnati, OH  45203
                File Number:    95-33266
                File Date:      03/17/95
                Collateral:     Equipment*


                Secured Party:  Star Bank, N.A.
                                425 Walnut Street
                                Cincinnati, OH  45202
                File Number:    95-162409
                File Date:      11/15/95
                Collateral:     Equipment*

3.      Mortgages granted by O'Gara-Hess & Eisenhardt Armoring
        Company in favor of PNC Bank Ohio, N.A. encumbering
        9113 LeSaint Drive, Fairfield, Ohio and 10020
        Pondwoods, Cincinnati, Ohio  45241.

4. Liens for non-delinquent real estate taxes and installments of assessments.

                                 EXHIBIT 3.12

                         SUBSIDIARIES AND PARTNERSHIPS
                         -----------------------------

O'GARA-HESS & EISENHARDT ARMORING COMPANY
9113 LeSaint Drive
Fairfield, Ohio 45014

         O'GARA-HESS & EISENHARDT ARMORING COMPANY DE MEXICO
         Adromaco 23
         Ampliacion Granada
         11520 Mexico, D.F.
         Ciudad de Mexico

         O'GARA-HESS & EISENHARDT ARMORING COMPANY DO BRASIL
         Av. Tambore, #1,393
         Barueri, S.P. 06454-000
         Brasil

         O'GARA SECURITY INTERNATIONAL
         Krasnopresnenskaya Nab. 14,
         Commercial Centre, 3rd. Floor
         Moscow, Russia 123100

                  LAURA-O'GARA AUTOMOTIVE GROUP
                  Saint-Petersburg
                  8 Tverskay Street
                  193C15 Russia

         O'GARA FRANCE, SA
                  LABBE, SA
                  Z.I. Rue d'Armor
                  F- 22404 Lamballe Cedex
                           SOCIETE DE BLINDAGE AND DE SECURITE
                           47, Route D'Auxerre
                           F - 89470 Moneteau

                           NORMANDI CAROSSERI S.A.R.L.
                           12 rue Andre Ampere
                           F - 14120 Mondeville

                           HELLIO POIDS-LOURDS
                           Z.A. La Hazaie
                           F. - 22950 Tregueux

         O'GARA-HESS & EISENHARDT ARMORING COMPANY LIMITED

         O'GARA-HESS & EISENHARDT ARMORING SRL (ITALY)

O'GARA SATELLITE NETWORKS LIMITED
One Brandywine Drive
Deer Park, NY 11729

         OGM COMMUNICATIONS (IRELAND)

O'GARA SATELLITE NETWORKS INC.
One Brandywine Drive
Deer Park, NY 11729

NEXT DESTINATION LIMITED
Unit 5, Ground Floor Lease of 25
The Clarendon Centre
Salisbury Business Park, Salisbury SP1 2TJ

                                EXHIBIT 7.1(b)

     [FORM FOR PARENT - SIMILAR CERTIFICATES REQUIRED FOR EACH BORROWER]

                              THE O'GARA COMPANY

                            CERTIFICATE OF BORROWER

                         re: $33,500,000 Loan Facility

                                     from

                             THE FIFTH THIRD BANK

                                      and

                             LaSALLE NATIONAL BANK

         The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of THE O'GARA COMPANY, an Ohio corporation (the "Borrower"), and the undersigned does hereby further certify as follows:

1. Attached hereto, marked Attachment A, is a true and correct copy of the current Articles of Incorporation of Borrower together with all amendments thereto.

2. Attached hereto, marked Attachment B, is a true and correct copy of the current Bylaws of Borrower together with all amendments thereto.

3.       Attached hereto, marked Attachment C, is a true and correct copy of
         certain resolutions of the board of directors of Borrower dated    ,
         1997, which were duly and lawfully adopted by the board of directors of Borrower. Such resolutions have not been amended, altered or rescinded and are in full force and effect on the date hereof.

4. The following persons are the duly elected officers of Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his true and customary signature opposite his name.

                  Name                  Title                   Signature

         __________________     ______________________    ____________________

         __________________     ______________________    ____________________

         __________________     ______________________    ____________________

         __________________     ______________________    ____________________


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






5. Each officer whose personal signature appears above has been duly authorized by resolution of the board of directors of Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

6. Borrower is in good standing in the state of its incorporation. Attached hereto, marked Attachment D, is a short-form certificate of good standing issued within the past 30 days by that state.

         IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this ______ day of ______________________, 1997.

                                                 ------------------------------
                                                                    , Secretary



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



                                EXHIBIT 7.1(C)

                        OPINION OF COUNSEL FOR BORROWER
                        -------------------------------

The Fifth Third Bank                              LaSalle National Bank
38 Fountain Square Plaza                          135 S. LaSalle Street
Cincinnati, Ohio  45263                           Chicago, Illinois 60603
Attention:  Metropolitan Lending Department       Attention: Commercial Banking


         Re: THE O'GARA COMPANY, O'GARA-HESS & EISENHARDT ARMORING COMPANY, O'GARA SATELLITE NETWORKS, INC. and O'GARA SATELLITE NETWORKS LIMITED

Gentlemen:

         We have acted as general counsel for The O'Gara Company, O'Gara-Hess & Eisenhardt Armoring Company, O'Gara Satellite Networks, Inc. and O'Gara Satellite Networks Limited collectively, the "Borrowers" and individually, a "Borrower"), in connection with the negotiation and execution of the Credit Agreement of even date herewith between you and Borrowers (the "Credit Agreement"), four Security Agreements of even date herewith, the Revolving Note, the Term Note and the Letter of Credit Note of Borrowers, each dated of even date herewith (collectively the "Notes") and [LIST OTHER COLLATERAL DOCUMENTS] (all of which will be collectively referred to as the "Loan Documents"). All capitalized terms not defined herein have the meanings set forth in the Credit Agreement. As general counsel for Borrowers, we have made such investigations as we have deemed necessary in connection with the opinions hereinafter set forth.

         Based upon such investigations, it is our opinion that:

1. Each Borrower is a corporation duly organized and validly existing under the laws of the state of its incorporation, having full corporate power and authority to execute and deliver and to carry out and perform its obligations under the Loan Documents;

2. The execution and performance of the Loan Documents have been duly authorized by all necessary corporate action of Borrowers and the Loan Documents have been duly executed and delivered by Borrowers and are valid and binding obligations of Borrowers enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by equitable principles or by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally;

3. To our knowledge, after due investigation, the execution and delivery of the Loan Documents and the performance by each Borrower of its obligations thereunder do not and



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



         will not conflict with or constitute on the part of such Borrower a breach of or default under the articles of incorporation or code of regulations governing each Borrower, any existing law, regulation, court order or consent decree to which each Borrower is subject, or any agreement, indenture, note, mortgage, or other obligation or instrument to which each Borrower is a party or by which it may be bound;

4. There is not pending, or to our knowledge, after due investigation, threatened, any action, suit, proceeding (at law or in equity) or investigation before or by any court, administrative agency, or public board or body against a Borrower or its properties;

5. To our knowledge, nothing has come to our attention in our representation of Borrowers under a Borrower's governing instruments or other documents binding upon such Borrower that would prohibit Borrowers from granting to Bank a perfectible security interest in the Collateral;

6. The execution, delivery and performance by Borrowers of the Loan Documents are not subject to any authorization, consent, approval or review by any governmental body or regulatory authority not heretofore obtained or affected; and

7.       The Notes are not usurious under the governing laws.




                                  EXHIBIT 7.2

                               COLLATERAL REPORT

                        THE FIFTH THIRD BANK, as agent

I.       Total Accounts as of ____________, 19__                                      $__________

         Less: Accounts Over 90 Days From Invoice                                     $__________

         50% Rule                                                 $__________

         Other (Employee, Contra Accts., Etc.)                                        $__________

         Eligible Accounts                                        $__________

         Advance Rate                                                                           X __%

         LOAN AVAILABILITY - ACCOUNTS                                                 $
                                                                                       ==========

II.      Total Inventory Collateral as of ________, 19__                              $__________

         Less: Inventory on Consignment                           $__________

         Customer Deposits                                                            $__________

         Cost and Estimated Earnings in Excess of Billings
         on Uncompleted Contracts                                                     $__________

         Eligible Inventory                                                           $__________

         Advance Rate                                                                          X __%

         LOAN AVAILABILITY - INVENTORY                                                $
                                                                                       ==========

         TOTAL LOAN AVAILABILITY
                  (Sum of I and II)                                                   $
                                                                                       ==========


The terms and conditions of this Collateral Report are governed by Credit Agreement dated _________, 1997, (hereinafter referred to as the "Agreement") with The Fifth Third Bank and LaSalle National Bank ("Banks"); all definitions, undertakings, obligations, covenants and



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



warranties applicable to Borrowers under the Agreement including, without limitation, the assignment by Borrowers to Banks of collateral, are hereby acknowledged by Borrowers to be in fully force and effect.

         The undersigned, agent for the Borrowers, by execution hereof, warrants and represents the following:

         a) There exists no Default or Event of Default, as defined, pursuant to the Agreement;

         b) Borrowers have read and are familiar with the Agreement, understand each term and condition set forth therein, undertake to comply therewith and will obtain, if necessary, from Banks a copy of the Agreement for review of Borrowers' obligations thereunder;

         c) Except for Permitted Liens, there exists no lien, encumbrance, legal proceeding or other similar act or condition which would impair, restrict or limit a Bank's rights with respect to collateral pledged pursuant to the Agreement, including, without limitation, items of collateral reported herein;

         d) Borrowers represent and warrant that the collateral balances reported herein are true and correct.

                                     THE O'GARA COMPANY, as agent

Dated: __________, 19___             By:   ____________________________________

                                     Its:  _____________________________________

                                  EXHIBIT 8.5

                              SECURITY AGREEMENT
                              ------------------
    [FORM FOR PARENT - SIMILAR DOCUMENT TO BE PROVIDED FOR EACH BORROWER]

         THIS SECURITY AGREEMENT is entered into as of the ______ day of _________, 1997, by and between THE O'GARA COMPANY, an Ohio corporation (the "Borrower") and THE FIFTH THIRD BANK, an Ohio banking corporation, as agent (the "Agent") for the Banks that are signatories to the Credit Agreement (hereinafter defined) (collectively, the "Banks" and individually a "Bank").

Section 1.   DEFINITIONS.

             1.1.  SPECIFIC DEFINITIONS.  The following definitions will apply:

                   (a) "Account Debtors" means Borrower's customers and all other persons obligated to Borrower on Accounts.

                   (b) "Accounts" means all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

                   (c) "Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Agent's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

                   (d) "General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Borrower from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

                   (e) "Inventory" means any and all goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or otherwise and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

                    (f) "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

                    (g) "Life Insurance Policy" means a $3,000,000 life insurance policy on the life of William O'Gara, duly assigned to Agent pursuant to an acceptable collateral assignment, issued by an entity acceptable to Agent.

                    (h) In addition to the foregoing, the definitions of the terms Accounts, Inventory, Equipment and General Intangibles will have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction where Agent's principal place of business is located, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision.

               1.2. OTHER DEFINITIONS. Capitalized terms not defined herein have the meanings set forth in the Credit Agreement of even date herewith to which Borrower and Agent are parties (the "Credit Agreement"). All other undefined terms will have the meaning given to them in the Ohio Uniform Commercial Code. Agent is acting under this Agreement in its capacity as agent for all Banks specified in the Credit Agreement. All references to Agent in this Agreement shall refer to Agent, as agent for all Banks.

Section 2.     SECURITY.

               2.1. SECURITY INTEREST OF AGENT. To induce Banks to make the Loans, and as security for all Obligations of Borrower to the Agent and the Banks, Borrower hereby assigns to the Agent (for the ratable benefit of the Agent and the Banks) as collateral and grants to the Agent (for the ratable benefit of the Agent and the Banks) a continuing first priority pledge and security interest in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:

                    (a)      all Accounts;

                    (b)      all Inventory;

                    (c)      all Equipment;

                    (d)      all General Intangibles;

                    (e) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein;

                    (f) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Agent or in transit by mail or carrier to or in the possession of any third party acting on behalf of Agent, without regard to whether Agent received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Agent had conditionally released the same, and the proceeds thereof, all rights to payment from all claims against Agent, and any deposit accounts of Borrower with Agent, including certificates of deposit, all demand, time, savings, passbook or other accounts; and

                    (g) the Life Insurance Policy.

                2.2. Representations in Schedule I. The representations and warranties in Schedule I attached hereto entitled the Specific Representation Schedule are true and correct as of this date. Except as otherwise permitted hereunder, Borrower will not change its name, transfer executive offices or maintain records with respect to Accounts at any location other than the present locations specified in that schedule.

               2.3. PROVISIONS CONCERNING ACCOUNTS. Borrower represents and warrants that each Account reflected in Borrower's books and records and on each Collateral Report submitted to Agent is, or at the time it arises will be owned by Borrower free and clear of all Liens in favor of any third party, will be a bona fide existing obligation created by the final sale and delivery goods or the completed performance of services by Borrower in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition, except as reflected on Borrower's books and records and on all Collateral Reports delivered to Agent. Borrower will not redate any invoices. Any allowances between Borrower and its customers will be in accordance with the usual customary practices of Borrower, as they exist at this time.

                    (a) Any officer, employee or agent of Agent will have the right, at any time or times hereafter, in the name of Agent or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, or otherwise. Agent or its designee may at any time notify Account Debtors that Accounts have been assigned to Agent or of Agent's security interest therein, and after an Event of Default hereunder collect the same directly and charge all collection costs and expenses to Borrower's account.

                    (b) If Borrower becomes aware that an Account Debtor disputes liability or makes any claim with respect to an Account in excess of $10,000 or that a receivership petition or petition under any chapter of the federal bankruptcy act is filed by or against an Account Debtor, or that an Account Debtor dissolves, makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, or that any other event occurs which adversely affects the value of any Account owed by a debtor, Borrower will immediately notify Agent of each such event where such event is material in nature. After default by Borrower hereunder, Borrower will not grant any discounts, credit or allowances to any Account Debtor and will not accept returns of merchandise without Agent's consent. After an Event of Default hereunder, Agent may settle disputes and claims directly with Account Debtors, and in such cases, Agent will credit Borrower's account with the net amounts collected from such disputed Accounts, after expenses of collection.

                    (c) Borrower appoints Agent or Agent's designee as its attorney-in-fact to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Agent's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Account Debtors, on schedules and assignments of Accounts or Inventory, on notices of assignment and other public records, on verifications of Accounts and on notices to Account Debtors; to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower and to retain all mail relating to Collateral and forward all other mail to Borrower; to send requests for verification of accounts to customers or Account Debtors, and to do all things necessary to carry out or enforce this Agreement. Borrower ratifies and approves all acts of Agent as attorney-in-fact. Agent as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that Agent will not exercise this power until after Event of Default has occurred hereunder and is continuing.

                    (d) If any Accounts will arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower will promptly notify Agent and will perfect Agent's Lien in such Accounts under the provisions of the Federal laws on assignment of claims.

               2.4. PROVISIONS CONCERNING GENERAL INTANGIBLES. Borrower represents and warrants that Borrower owns all of the General Intangibles in which Borrower grants Agent a Lien, free and clear of any Liens in favor of any person other than Agent and except for liens permitted under the Credit Agreement. Borrower will preserve all patents, trademarks, copyrights and the like which are necessary or which Borrower determines are useful for the conduct of its business.

               2.5. PROVISIONS CONCERNING INVENTORY. Borrower represents and warrants that each item of Inventory will be valued by Borrower at the lower of cost or market on a FIFO basis for purpose of reporting to the Agent. Borrower has informed Agent on Schedule I of all places



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



where Borrower currently maintains Inventory or has maintained Inventory at any time during the past four months, including, without limitations, facilities leased and operated by Borrower and locations neither owned nor leased by Borrower. Schedule I indicates whether the premises are those of a warehouseman or other party. No Inventory will be removed from the current locations or stored at locations other than the current locations disclosed to Agent on Schedule I, except (i) for the purpose of sale in the ordinary course of Borrower's business or (ii) upon 30 days' written notice to Agent, to such other locations as to which all action required to perfect and protect Agent's lien in such Inventory has been taken. Inventory may be moved from one current location to another.

                    (a) Borrower will keep all Inventory in good order and condition and will maintain full, accurate and complete books and records with respect to Inventory at all times.

                    (b) Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).

                    (c) If any material portion of the Inventory is stored with a bailee, warehouseman or similar party at any time, Borrower so storing such Inventory will inform Agent of that fact and will take all steps reasonably requested by Agent so that Agent retains a first priority perfected Lien in those assets.

                    (d) Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the seller's business, except as set forth on an exhibit attached hereto.

               2.6. PROVISIONS CONCERNING EQUIPMENT. Borrower warrants and represents that Borrower has informed Agent on Schedule I of all places where any of Borrower's Equipment is currently located or has been located at any time during the past four months. No Equipment will be moved to any location not disclosed to Agent on Schedule I but Equipment may be moved from one such location to another. In addition, Borrower may move Equipment from job site to job site or to another location provided that Borrower will provide Agent with prior written notice if any Equipment with a book value in excess of $50,000 is to be moved to and maintained at a particular job site or to another location for a period in excess of three months.

                    (a) Borrower will keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), make all necessary replacements so that its value and operating efficiency is maintained and preserved. Borrower will immediately notify Agent of any material loss or damage to the Collateral.

                    (b) Borrower will immediately deliver to Agent all certificates of title or applications for title or the like for any vehicles (excluding vehicles consisting of Inventory), ships or airplanes covered by certificates of title. Borrower will take all steps necessary to perfect Agent's Lien in such assets.

                    (c) Borrower will not permit any item of Equipment to become a fixture to real estate or accession to other property (unless subject to a fixture filing in favor of Agent) and the Equipment is now and except for Equipment subject to a fixture filing will at all times remain and be personal property, except with the prior written consent of Agent. If any of the Collateral is or may become a fixture, Borrower will obtain from all persons with an interest in the relevant real estate such waivers or subordinations as Agent reasonably requires.

               2.7. LIFE INSURANCE POLICY. Borrower represents and warrants that it has not borrowed against the Life Insurance Policy, from the issuer thereof or from any other person. Borrower shall maintain in force the Life Insurance Policy and pay all premiums thereon when due, and shall not borrow against or reduce the amount of the death benefit under the Life Insurance Policy.

               2.8. LIENS. Borrower has good and marketable title to its respective Collateral, and the Liens granted to Agent in this Agreement are fully perfected first priority Liens in the Collateral with priority over the rights of every person other than Borrower in the Collateral. Other than rented items and items for which Borrower is providing services, Borrower is the owner of all personal property in its possession, and all assets of Borrower are owned free, clear and unencumbered, except for the Lien of Agent and except for Liens imposed by law which secure amounts not yet due and payable and Permitted Liens.

               2.9. FURTHER ASSURANCES. Borrower will execute and deliver to Agent at its request all financing statements, continuation statements and other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and maintain perfected Agent's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Agent (and any of Agent's officers, employees or agents designated by Agent) as Borrower's true and lawful attorney with power to sign the name of Borrower on any such documents.

                    (a) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money (excluding funds in bank accounts other than with Agent), negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") Borrower will, immediately upon request by Agent, endorse and assign such Negotiable Collateral over to Agent and deliver actual physical possession of the Negotiable Collateral to Agent.

                    (b) Agent may inspect and verify Borrower's books and records at any time or times hereafter, during usual business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Borrower's financial condition. Borrower will promptly deliver to Agent copies of all books and records requested by Agent.

              2.10. OTHER AMOUNTS DEEMED LOANS. If Borrower fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Credit Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Agent may, but will not be required to, pay, satisfy, discharge or bond the same of the account of Borrower, and to the extent permitted by law and all monies so paid out will be secured by the Collateral.

              2.11. BORROWER REMAINS LIABLE. Borrower will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Agent will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

              2.12. INSURANCE. Borrower will insure the Collateral against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Agent as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Agent, and (c) will provide for thirty (30) days written notice to Agent before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Agent by Borrower on the date of execution of this Agreement.

Section 3.    EVENTS OF DEFAULT AND REMEDIES.

              3.1. EVENTS OF DEFAULT. Any Event of Default under the Credit Agreement constitutes an "Event of Default" under this Agreement.

              3.2. REMEDIES. If any Event of Default occurs and is continuing, in addition to the remedies provided in the Credit Agreement:

                  (a) Agent may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

                  (b) Agent may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Borrower will be credited with the net proceeds of such sale only when they are actually received by Agent and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Borrower 10 days prior to such disposition;

                  (c) Borrower will upon request of Agent assemble the Collateral and any records pertaining thereto and make them available at a place designated by Agent; or

                  (d) Agent may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower.

             3.3. NO REMEDY EXCLUSIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Credit Agreement or now or hereafter existing at law or in equity or by statute.

Section 4.   MISCELLANEOUS PROVISIONS.

             4.1. MISCELLANEOUS. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.

             4.2. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Agent (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons.

             4.3. FINANCING STATEMENT. Borrower hereby authorizes Agent to file a copy of this Agreement as a Financing Statement under the Uniform Commercial Code with appropriate county and state government authorities necessary to perfect the Agent's security interest in the Collateral as set forth herein.

             4.4. NOTICES. Any notices under or pursuant to this agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, to the addresses then provided for in the Notices section of the Credit Agreement.

             4.5. GOVERNING LAW; JURISDICTION. This Agreement will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Agent initiates proceedings relating to any Collateral have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Credit Agreement. AGENT AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, Borrower and Agent have executed this Security Agreement by their duly authorized officers as of the date first above written.

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                   THE O'GARA COMPANY

                                   By:   ____________________________________

                                   Its:  ____________________________________

                                   THE FIFTH THIRD BANK, AS AGENT

                                   By:   ____________________________________

                                   Its:  ____________________________________



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



                                  SCHEDULE I

                           SPECIFIC REPRESENTATIONS
                           ------------------------

1.     The exact legal name of Borrower is:__________________________________


2. If Borrower has changed its name since it was incorporated, its past legal names were:_____________________________________________________
       ______________________________________________________________________


3.     Borrower uses in its business and owns the following trade names:_____
       ______________________________________________________________________


4. Borrower was incorporated on , under the laws of the State of_________ ____________________ , and is in good standing under those laws.


5.     Borrower is qualified to transact business in the following states:
       ______________________________________________________________________


6. Borrower has its chief executive office and principal place of business at____________________________________________________________________.
       Borrower maintains all of its records with respect to its Accounts at that address.


7.     Borrower also has places of business at_______________________________
       ______________________________________________________________________


8. No inventory, equipment or fixtures owned by Borrower are located at any other place, nor were they located at any other place within the past four months. The locations noted in #7 above.


9. In the past five years Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except________________________________
       _______________________________________________________________________

10. The following entities (a) have been merged into Borrower, (b) have sold substantially all of their assets to Borrower outside the ordinary course of their business since Borrower was incorporated:
       ______________________________________________________________________


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



11. Borrower is not the owner or licensee of any registered patents, trademarks or copyrights except:______________________________________
         ______________________________________________________________________


12. Borrower does not have any subsidiaries, or own stock in any other corporations, or own an interest in any partnerships or joint ventures, except________________________________________________________________
         ______________________________________________________________________


13.      Borrower is not the owner of any life insurance policies except
         ______________________________________________________________________


14. If Borrower is incorporated in Kentucky or qualified to do business there, its registered agent and registered office there as listed on the Kentucky secretary of state's corporate records are:______________
         ______________________________________________________________________


15. Borrower is not a plaintiff or defendant in any litigation except as follows:______________________________________________________________
         ______________________________________________________________________


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



                                   EXHIBIT A

                                      to

                           UCC-1 FINANCING STATEMENT
                           -------------------------

          [Form for Parent - Similar Document for Each Other Borrower]

DEBTOR:                                   SECURED PARTY:
The O'Gara Company                        The Fifth Third Bank, as agent
9113 Le Saint Drive                       38 Fountain Square Plaza
Fairfield, Ohio 45014                     Cincinnati, Ohio 45263

         This UCC-1 Financing Statement covers the following property of Debtor whether now owned or existing or hereafter acquired or arising regardless of where it is located (collectively referred to herein as the"Collateral"):

1. all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Debtor; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Debtor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

2. all equipment, machinery, machine tools, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

3. all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

4. all inventory, goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.



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



5. all proceeds and products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.

6. all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now are or at any time hereafter will be in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, all rights to payment from, and all claims against Secured Party, and any deposit accounts of Debtor with Secured Party, including all demand, time, savings, passbook or other accounts and all deposits therein.




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